UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

CIMPRESS PLC
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	1)	Amount previously paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

CIMPRESS PLC
First Floor Building 3, Finnabair Business and Technology Park
Dundalk, Co. Louth A91 XR61
Ireland

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Cimpress plc will hold its 2023 Annual General Meeting of Shareholders:

on Thursday, December 14, 2023
at 6:30 p.m. Dublin Time
at the offices of Matheson LLP
70 Sir John Rogerson's Quay
Dublin 2, D02 R296
Ireland

MATTERS TO BE ACTED UPON AT THE ANNUAL GENERAL MEETING:

(1) Reappoint Sophie A. Gasperment to our Board of Directors to serve for a term of three years ending at the conclusion of our annual general meeting of shareholders in 2026

(2) Approve, on a non-binding, advisory basis, the compensation of our named executive officers, as described in this proxy statement

(3) Renew the authority of our Board of Directors, until June 14, 2025, to issue authorized but unissued ordinary shares of Cimpress plc up to a maximum of 20% of our issued share capital

(4) Renew the authority of our Board of Directors, until June 14, 2025, to opt out of statutory preemption rights under Irish law with respect to the issuance of ordinary shares for cash, up to a maximum of 20% of our issued share capital

(5) Reappoint PricewaterhouseCoopers Ireland as our statutory auditor under Irish law to hold office until the conclusion of our annual general meeting of shareholders in 2024

(6) Authorize our Board of Directors or Audit Committee to determine the remuneration of PricewaterhouseCoopers Ireland in its capacity as our statutory auditor under Irish law

(7) Hold a non-binding, advisory "say on frequency" vote regarding the frequency of the future advisory votes on executive compensation (once every year, every two years, or every three years)

(8) Transact other business, if any, that may properly come before the meeting or any adjournment of the meeting

Each Proposal other than Proposals 4 and 7 will be proposed as ordinary resolutions under Irish law, requiring, in each case, at least a simple majority of the votes cast to be in favor of the resolution for the resolution to pass. Proposal 4 will be proposed as a special resolution under Irish law, requiring at least 75% of the votes cast to be in favor of the resolution to pass. For Proposal 7, the option receiving the most votes will be considered the advisory recommendation of the shareholders.

During the annual general meeting, management will present, for consideration by the shareholders, our statutory financial statements under Irish law for the fiscal year ended June 30, 2023 (including the reports of the directors and the Irish statutory auditor thereon) and a review of Cimpress' affairs.

Our Board of Directors has no knowledge of any other business to be transacted at the annual general meeting.

Shareholders of record at the close of business on October 12, 2023 are entitled to attend and vote at the annual general meeting, or to appoint one or more proxies to attend, speak, and vote instead of the shareholder at the annual general meeting. A proxy need not be a shareholder. To be valid, a proxy must be received no later than 4:00

p.m. Eastern Standard Time on December 13, 2023 at one of the address(es) and otherwise in the manner described in the attached proxy statement. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, please complete and promptly return the proxy card or voter instruction form in accordance with the instructions that we or your bank or brokerage firm have provided. Your prompt response will ensure that your shares are represented at the annual general meeting. You can change your vote and revoke your proxy by following the procedures described in this proxy statement.

Please read the attached proxy statement for additional information on the matters to be considered at the annual general meeting. The proxy statement is incorporated into this notice by this reference.

All shareholders are cordially invited to attend the annual general meeting.

By order of the Board of Directors,
Founder, Chairman and Chief Executive Officer
October [___], 2023

CIMPRESS PLC
First Floor Building 3, Finnabair Business and Technology Park
Dundalk, Co. Louth A91 XR61
Ireland

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

to be held on December 14, 2023

This proxy statement contains information about the 2023 Annual General Meeting of Shareholders of Cimpress plc, which we refer to in this proxy statement as the annual meeting or the meeting. We will hold the annual meeting on Thursday, December 14, 2023 at the offices of Matheson LLP, 70 Sir John Rogerson's Quay, Dublin 2, D02 R296, Ireland. The meeting will begin at 6:30 p.m. Dublin Time.

We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Cimpress plc (which is also referred to as we, us, the company, or Cimpress in this proxy statement) for use at the annual meeting and at any adjournment of the annual meeting.

We are first mailing or making available the Notice of Annual General Meeting, this proxy statement, and our Annual Report to Shareholders for the fiscal year ended June 30, 2023 on or about October [___], 2023.

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual General Meeting of Shareholders:

This Proxy Statement, the 2023 Annual Report to Shareholders, and the statutory financial statements under Irish law for the fiscal year ended June 30, 2023 (including the reports of our directors and our Irish statutory auditor thereon) are available for viewing, printing and downloading at http://www.viewproxy.com/Cimpress/2023. We will furnish without charge a copy of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, as filed with the United States Securities and Exchange Commission, or SEC, as well as the statutory financial statements under Irish law for the fiscal year ended June 30, 2023 (including the reports of our directors and our Irish statutory auditor thereon), to any shareholder who requests it by emailing ir@cimpress.com or writing to Cimpress plc, c/o Cimpress USA Incorporated, Attention: Investor Relations, 275 Wyman Street, Waltham, MA 02451, USA. This proxy statement and our Annual Report on Form 10-K are also available on the SEC’s website at www.sec.gov.

For this annual meeting, we are taking advantage of the SEC rule allowing companies to furnish proxy materials to some or all of their shareholders over the Internet. We believe that this e-proxy process expedites shareholders' receipt of proxy materials, while lowering the costs and reducing the environmental impact of our annual meeting. On or about October [___], 2023 we are mailing to our beneficial shareholders a Notice of Internet Availability containing instructions on how to access our proxy statement and 2023 Annual Report to Shareholders and how to vote online. The Notice of Internet Availability contains instructions on how you can (i) receive a paper copy of the proxy statement, proxy card and Annual Report if you only received a Notice by mail or (ii) elect to receive your proxy statement and Annual Report over the Internet if you received them by mail this year. All shareholders other than beneficial holders will continue to receive a paper copy of this proxy statement, proxy card and Annual Report by mail.

i

ii

INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors:

The Board of Directors of Cimpress plc consists of four independent, non-employee directors and Robert Keane, our Chief Executive Officer and Chairman, who serve for rotating terms of up to three years.

Name	Age	Board Position	Cimpress Director Since	Current Term Expires at our Annual General Meeting In:	Independent Director
Robert S. Keane	60	Chairman	January 1995	2025	No
Sophie A. Gasperment	59	Non-Employee Director	November 2016	2023	Yes
Zachary S. Sternberg	38	Non-Employee Director	November 2017	2024	Yes
Dessislava Temperley	50	Non-Employee Director	September 2021	2024	Yes
Scott J. Vassalluzzo	52	Non-Employee Director	January 2015	2025	Yes

ROBERT S. KEANE has served as our President, Chief Executive Officer, and Chairman since he founded Cimpress in January 1995. From 1988 to 1994, Mr. Keane was an executive at Flex-Key Corporation, an original equipment manufacturer of keyboards, displays and retail kiosks used for desktop publishing. Since December 2019, Mr. Keane has also served on the Board of Directors of Astronics Corporation, a supplier to the aerospace industry. Mr. Keane brings to Cimpress' Board his experience growing Cimpress from inception in 1995 to $3.1 billion of revenue in our 2023 fiscal year, his understanding of the drivers of our intrinsic value per share, and his knowledge of Cimpress' customer needs, business model and markets.

SOPHIE A. GASPERMENT has served as Senior Advisor to Boston Consulting Group since November 2019, where she supports their Consumer and Digital Acceleration practices. Ms. Gasperment held multiple senior management positions during her tenure at L’Oréal from September 1986 to November 2018, including Managing Director, L’Oréal UK and Ireland as well as Chair and Global Chief Executive Officer of The Body Shop, the retail brand spanning 60 countries and c.20,000 people strong. Ms. Gasperment has served on the board of directors of Kingfisher plc, a FTSE 100 Home Improvement international company, since December 2018, and on the board of directors of Givaudan SA, the world leading flavour and fragrances company, since September 2020. Previously, Ms. Gasperment served for 12 years on the board of Accor, the hospitality global player, where she chaired the Nomination/Remuneration/CSR committee, and of D’Ieteren Group. In addition to serving on the Board of Directors of Cimpress plc, Ms. Gasperment serves on the supervisory board of Vistaprint B.V., a wholly owned Dutch subsidiary of Cimpress. Ms. Gasperment brings to Cimpress' Board her leadership and strategy acumen, her brand-building and go-to-market expertise, her insights in digital business transformation and her experience on the boards of other international public companies.

ZACHARY S. STERNBERG is the co-founder and Managing Member of the General Partner of The Spruce House Partnership, a New York-based investment partnership. Spruce House invests in public and private companies globally and seeks to partner with management teams that are focused on growing the per share value of their companies over the long-term. Spruce House holds 8.9% of Cimpress' outstanding shares and has been a shareholder of Cimpress since 2011. Mr. Sternberg also serves on the board of directors of Victoria PLC, an international manufacturer and distributor of innovative flooring products. Mr. Sternberg brings to Cimpress' Board his perspective as a material and long-term shareholder of Cimpress with a deep understanding of the importance of long-term stewardship of capital informed by more than a decade of successful investment experience.

DESSISLAVA TEMPERLEY serves on the boards of Coca-Cola Europacific Partners PLC, a British multinational bottling company; Corbion N.V., a Dutch food and biochemicals company; and Philip Morris International Inc., a leading international tobacco company. Ms. Temperley previously served as Group Chief Financial Officer of Beiersdorf AG, a German multinational company that manufactures personal-care products and pressure-sensitive adhesives, from July 2018 through June 2021. Ms. Temperley spent 14 years at Nestlé, from April 2004 through June 2018, serving in various roles including Head of Investor Relations, CFO of Nestle Purina Petcare (EMENA), Head of Global Planning and Performance Monitoring, Controller, and Finance Director. In addition to serving on the Board of Directors of Cimpress plc, Ms. Temperley serves on the supervisory board of Vistaprint B.V., a wholly owned Dutch subsidiary of Cimpress. Ms. Temperley brings to Cimpress' Board a wealth of financial and operating expertise from her over 20 years of experience in various finance leadership roles at multinational companies.

SCOTT J. VASSALLUZZO is a Managing Member of Prescott General Partners LLC (PGP), an investment advisory firm that holds 14.7% of Cimpress' outstanding shares. PGP serves as the general partner of three private investment limited partnerships, including Prescott Associates L.P. (together, the Prescott Partnerships). Mr. Vassalluzzo joined the Prescott organization in 1998 and has served as a Managing Member of PGP since January 2012. Prior to 1998, Mr. Vassalluzzo worked in public accounting at Coopers & Lybrand (now PricewaterhouseCoopers LLP) and was a certified public accountant. Mr. Vassalluzzo serves on the boards of directors of Credit Acceptance Corporation, an auto finance company providing automobile loans and other related financial products, and World Acceptance Corporation, a personal installment loan company. Mr. Vassalluzzo brings to Cimpress' Board his advocacy for the priorities of long-termism and intrinsic value per share, his appreciation and understanding of the perspectives of our other long-term shareholders, and his experience on the boards and board committees of other publicly traded companies.

Board Diversity Matrix as of June 30, 2023

We believe directors with diverse backgrounds, including gender diversity, provide competing perspectives that enhance the Board's effectiveness. The table below sets forth information on the voluntarily self-identified diversity characteristics of the members of our Board of Directors.

Total number of directors	5
Gender	Number of Directors Who Self-Identify as Having That Gender
Female	2
Male	3
Non-binary	0
Did not disclose gender	0

Demographic Background	Number of Directors who Self-Identify as Having That Demographic Background
African descent or Black	0
Alaskan Native of Native American	0
Asian	0
Hispanic or Latinx	0
Pacific Islander or Native Hawaiian	0
White	4
Two or more races or ethnicities	0
LGBTQ+	0
Did not disclose demographic background	1

Non-U.S. Directors	2

Our Executive Officers:

Name	Title	Age	Joined Cimpress
Robert S. Keane	Founder, Chief Executive Officer of Cimpress, and Chairman	60	January 1995
Florian Baumgartner	Executive Vice President and Chief Executive Officer of Vista	45	October 2019
Sean E. Quinn	Executive Vice President and Chief Financial Officer	44	October 2009
Maarten Wensveen	Executive Vice President and Chief Technology Officer	43	October 2011

ROBERT S. KEANE: Mr. Keane's biography is in the "Our Board of Directors" section above.

FLORIAN BAUMGARTNER has served as the Chief Executive Officer of Vista since February 2023 and as Executive Vice President since October 2019. Mr. Baumgartner previously served as Executive Vice President, Design & Service, from March 2022 to January 2023 and as President, International of Vista from October 2019 to February 2022. Before joining Cimpress, Mr. Baumgartner held various leadership roles at Amazon from October 2010 to September 2019 and was a strategy consultant at McKinsey & Company from January 2002 to September 2010.

SEAN E. QUINN has served as our Chief Financial Officer since October 2015 and as Executive Vice President since July 2016. Mr. Quinn previously served as Senior Vice President from October 2015 to July 2016, as Chief Accounting Officer from November 2014 to October 2015, as Vice President, Corporate Finance from January 2014 to October 2015, as Global Controller from April 2012 to November 2014, and in various other financial roles from October 2009 to April 2012. Before joining Cimpress, Mr. Quinn was a certified public accountant with KPMG LLP from September 2001 to October 2009 in the firm’s Philadelphia, London, and Boston offices.

MAARTEN WENSVEEN has served as our Executive Vice President and Chief Technology Officer since February 2019. Mr. Wensveen previously served as Senior Vice President from January 2017 to February 2019 and Vice President of Technology from February 2015 to January 2017. Mr. Wensveen joined Cimpress in November 2011 when we acquired Albumprinter.

There are no family relationships among any of Cimpress' directors and executive officers. No arrangements or understandings exist between any director and any other person pursuant to which such person is to be selected for appointment to the Board of Directors.

PROPOSAL 1 - REAPPOINT SOPHIE A. GASPERMENT TO OUR BOARD OF DIRECTORS

The members of our Board of Directors serve for rotating terms of up to three years. In accordance with the recommendation of the Nominating Committee of the Board, our Board recommends the reappointment of Sophie A. Gasperment for a three-year term ending at the conclusion of our annual general meeting of shareholders in 2026. The Board recommends Ms. Gasperment's reappointment because of her leadership and strategy skills and perspective, her international brand-building expertise, her experience of digital transformation and acceleration, her acumen in both consumer goods and retail, as well as her experience on the boards of other public companies and her broader business experience in multi-cultural environments.

You can find more information about Ms. Gasperment in the section of this proxy statement entitled “INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS.”

Our Board of Directors recommends that you vote FOR the reappointment of Ms. Gasperment to the Board.

PROPOSAL 2 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At the annual meeting, in accordance with Section 14A of the U.S. Securities Exchange Act of 1934, we are asking our shareholders to approve the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section, executive compensation tables, and accompanying narrative disclosures below. This is an advisory vote, meaning that this proposal is not binding on us, but our Compensation Committee takes shareholder feedback into account when designing our executive compensation program.

In 2017, a majority of our shareholders voted to hold the advisory vote to approve our execution compensation on an annual basis. In accordance with the results of this vote, we implemented an advisory vote on our executive compensation every year until the next vote on the preferred frequency of advisory votes on executive compensation, which will occur at this annual meeting and is the subject of the non-binding advisory vote in Proposal 7.

Our Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers, as described below.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Overview

Our success depends on our ability to attract and retain top talent in a competitive marketplace, and to motivate that talent to achieve outstanding performance. We have seen the competitiveness for talent intensify over recent fiscal years and are often vying for qualified candidates against both larger, established companies with significant cash and equity resources and earlier-stage companies that can offer significant potential equity upside.

Fiscal year 2023 was a transition year for our long-term incentive (LTI) compensation program. We continued the process that we began in fiscal year 2022 of moving away from performance share units with performance conditions based on the compound annual growth rate (CAGR) of the three-year moving average of the daily closing share price of Cimpress’ ordinary shares (3YMA), which we refer to as "3YMA-based PSUs." The 3YMA-based PSU awards pay out only if the 3YMA reaches or exceeds specified CAGR thresholds that require our 3YMA to steadily increase over a period of several years, but in recent years our share price has experienced steep declines, weighing heavily on our 3YMA. To date, no shares have been issued on any of the performance measurement dates for our outstanding 3YMA-based PSUs because our 3YMA has been well below the applicable CAGR thresholds, and the 3YMA CAGR thresholds are higher for future measurement dates, making future share issuances unlikely unless there is a dramatic and sustained increase in our share price. Although this pay-for-performance structure prevented dilution of shareholders during a multi-year period in which our share price has underperformed our expectation, it also meaningfully impaired the retention and motivation value of 3YMA-based PSU awards for Cimpress' executives and employees.

As we entered fiscal year 2023, given the volatility of our share price and the expected impacts on our financial results of cost inflation and discretionary investments, the Compensation Committee decided to wait one year to put in place an entirely new performance-based LTI design. In fiscal year 2023 our executives, other than Robert Keane, received a combination of share options and restricted share unit (RSU) awards during this transition year. Robert Keane, our Chief Executive Officer, received all of his LTI compensation in the form of 3YMA-based PSUs in fiscal year 2023, as he has in each fiscal year since fiscal year 2017.

Continuing the evolution of our LTI compensation program after fiscal year 2023, the LTI awards granted to our executive officers in fiscal year 2024 consist solely of performance share units with performance targets based on the fiscal year 2024 revenue, adjusted EBITDA, and unlevered free cash flow of Cimpress (for Cimpress executive officers) or Vista (for Florian Baumgartner, our CEO of Vista). An important objective of this design is to move to a performance-based LTI mechanism that drives focus on in-year execution and achievement of our financial goals, while also incentivizing focus on long-term value creation and share price performance. After the end of fiscal year 2024, the number of shares issuable pursuant to each of these new performance share units will be determined and fixed based on the degree of achievement against these performance targets, and the performance share units will vest over four years from the date of grant subject to continued employment on each vest date.

Competitive Compensation Program

In determining the compensation of our executive officers, our Compensation Committee begins with an analysis of the competitiveness of our executive compensation program and, as a starting point, seeks to pay our executives base salary at the 50th percentile of the competitive market and total compensation (including base salary and target long-term incentive award values) at the 75th percentile of the competitive market. The Compensation Committee then applies its own discretion to take into account any other factors it may deem relevant in any given fiscal year, such as general economic conditions, the internal equity of compensation among our executives, each executive’s experience and role, and individual performance. The Committee does not assign specific weights to particular factors but considers them together in determining compensation.

When considering the competitiveness of our executive compensation program for fiscal year 2023, our Compensation Committee took into account a compensation analysis that we developed internally using data from the comparison peer group described below, published compensation survey data, and detailed historical compensation analyses for each executive officer. The Committee did not engage an outside compensation consultant. We chose the 16 publicly traded companies that comprise our peer group based on revenue, market capitalization, location, and industry, while taking into account the high-growth, technology-enabled businesses with which we might reasonably expect to compete for executive-level talent. The companies in our peer group for fiscal year 2023 are:

Akamai Technologies, Inc.	iRobot Corporation	Teradyne, Inc.
CarGurus, Inc.	New Relic, Inc.	TripAdvisor, Inc.
Cerence, Inc.	Pegasystems, Inc.	Upwork, Inc.
Etsy, Inc.	PTC, Inc.	Yelp, Inc.
HubSpot, Inc.	Rapid7, Inc.
IAC Inc.	Stitch Fix, Inc.

The amount of total compensation granted to Mr. Keane did not change from fiscal year 2022 to fiscal year 2023. In fiscal year 2023, Mr. Keane received all of his LTI compensation in the form of 3YMA-based PSUs, but unlike past years when he elected to also receive his base salary and director retention fee wholly or partially in 3YMA-based PSUs, 100% of his base salary and director retention fee were paid in cash in fiscal year 2023. For fiscal year 2023, Mr. Keane's LTI compensation reached the 75,000 PSUs per fiscal year limit set forth in the 2016 PSU Limitation Agreement between Cimpress and Mr. Keane, due to the decline in our 3YMA which is used to determine the number of 3YMA-based PSUs underlying each award.

In fiscal year 2023, the Committee increased the amount of the annual LTI awards granted to Sean Quinn and Maarten Wensveen, while maintaining their base salaries at fiscal year 2022 levels in order to keep their total compensation in line with the market. However, the overall LTI compensation of Messrs. Quinn and Wensveen was lower in fiscal year 2023 than it was in fiscal years 2021 or 2022 because both executives received supplemental LTI awards in the prior two fiscal years, in addition to their annual LTI awards. The supplemental awards were granted primarily to enhance the retention value of our LTI program in light of the decreased probability that value would be derived from past 3YMA-based PSU awards that represented the foundation of retention for these executives. In February 2023, Florian Baumgartner was promoted to Chief Executive Officer of Vista, and our Board designated him as an executive officer at that time. Mr. Baumgartner received an RSU award in connection with his promotion.

For fiscal year 2023, the principal elements of our compensation program for our named executive officers included:

Base Salary	LTI Awards
Starting point target at 50th percentile of market data, then adjusted at Compensation Committee's discretion	For Robert Keane, 3YMA-based PSUs with the performance condition that the 3YMA CAGR equal or exceed 11% over a performance period of six to ten years
Share options and RSUs vesting over four years for executives other than Mr. Keane

Health and Welfare Benefits	Severance/Change in Control
Standard benefits that are applicable to all of our employees in each executive's geographic location	Severance and change in control arrangements that are described below in the section entitled Executive Retention and Other Agreements

Base Salary

For fiscal year 2023, our Compensation Committee maintained the base salaries of our executive officers at their fiscal year 2022 levels. In recent years, Mr. Keane has elected to take as much of his base salary and director fees as possible in 3YMA-based PSUs within the 75,000 PSU per fiscal year limit set forth in his PSU Limitation Agreement, but in fiscal year 2023, his base salary and Board retention fee were paid entirely in cash because his LTI compensation reached the 75,000 PSU limit.

In December 2020, Mr. Baumgartner elected to reduce his base salary by 88% for a four-year period from January 1, 2021 to December 31, 2024 in exchange for an RSU award granted on January 1, 2021 with a value (based on Cimpress' then-current share price) equal to the cumulative salary reduction. The salary-replacement RSU award vests in 16 equal quarterly installments over four years.

Long-Term Incentive Program

In fiscal year 2023, the components of our long-term incentive compensation program for executive officers were as follows:

•Mr. Keane received 100% of his LTI compensation in the form of 3YMA-based PSUs.
•Our other executive officers received 50% of the value of their LTI awards in the form of share options and 50% in the form of RSUs, except for Mr. Baumgartner who received an additional RSU award in connection with his promotion to Chief Executive Officer of Vista.

We transitioned our LTI program for executives and employees other than Mr. Keane away from 3YMA-based PSUs to enhance our ability to retain and motivate talented employees in an intensely competitive market for talent and to help mitigate the greatly reduced retention and motivation value of the 3YMA-based PSU awards we granted in past years that are increasingly unlikely to pay out given the sustained downward pressure on our share price and 3YMA in recent years.

Share Options and Restricted Share Units. In fiscal year 2023, we granted share options and RSU awards to executives and employees, other than Mr. Keane, that vest over four years. The share options have a ten-year term and an exercise price equal to the closing price of Cimpress' shares on the NASDAQ Global Select Market on the grant date. Upon vesting each RSU is settled in ordinary shares of Cimpress plc on a one-to-one basis so long as Cimpress continues to employ the recipient on the vesting date.

3YMA-Based Performance Share Units. PSU awards granted to Mr. Keane have a performance period of six to ten years, and each grant anniversary from the sixth to the tenth is a performance measurement date. On the first such measurement date that the 3YMA equals or exceeds a CAGR of 11% as compared to the 3YMA at the date of grant, the performance condition would be satisfied, and we would issue to Mr. Keane the number of Cimpress ordinary shares determined by multiplying the number of PSUs subject to the award by the applicable performance-based multiplier. The performance-based multiplier begins at 125% for an 11% 3YMA CAGR and increases on a sliding scale to 250% for a 3YMA CAGR of 20% or above. If the 3YMA CAGR does not reach at least 11% on any of the sixth through tenth anniversaries of the grant date, then the PSU award terminates and no Cimpress ordinary shares would be issued with respect to the award. The 3YMA-based PSUs granted to Mr. Keane in fiscal year 2023 service vest 25% per year over four years so long as Mr. Keane remains employed by Cimpress on each vesting date. The 3YMA was $78.82 on November 16, 2022, the date on which we granted 3YMA-based PSUs to Mr. Keane for fiscal year 2023.

Legacy 3YMA-based PSU awards granted in past fiscal years to employees other than Mr. Keane have performance periods ranging from four to ten years and 3YMA CAGR performance thresholds ranging from 7% for the lowest multipliers to 20% for a 250% multiplier. These legacy 3YMA-based PSUs generally service vest 25% per year over four years so long as the employee remains employed by Cimpress on each vesting date.

To date, no shares have been issued on any of the performance measurement dates for our outstanding 3YMA-based PSUs because our 3YMA has been well below the applicable CAGR thresholds.

Benefit Programs

The Compensation Committee believes that all employees based in the same geographic location should have access to similar levels of health and welfare benefits, and therefore our executive officers are eligible for the same health and welfare benefits, including medical, dental, vision, and disability plans, group life and accidental death and disability insurance and other benefit plans, as those offered to other employees in their location.

U.S.-based employees may participate in a 401(k) plan that provides a company match of up to 50% on the first 6% of the participant’s eligible compensation that is contributed, subject to certain limits under the United States Internal Revenue Code of 1986, with company matching contributions vesting over a four-year period.

We also provide customary pension plans to our European employees.

Perquisites

In general, executives are not entitled to benefits that are not otherwise available to all other employees who work in the same geographic location. From time to time, we enter into arrangements with some of our named executive officers to reimburse them for living and relocation expenses relating to their work outside of their home countries and for tax preparation fees and associated tax gross-ups, but none of our executive officers were subject to any such arrangements in fiscal year 2023.

Executive Retention and Other Agreements

We have entered into executive retention agreements with all of our named executive officers. Under the executive retention agreements, if we terminate an executive officer’s employment other than for cause, death, or disability or the executive terminates his or her employment for good reason before a change in control of Cimpress or within one year after a change in control (as cause, disability, good reason, and change in control are defined in the agreements), then the executive is entitled to receive:

•A lump sum severance payment equal to two years' base salary and 200% of any annual cash incentive award in the case of Mr. Keane, and one year's base salary and 100% of any annual cash incentive award in the case of the other executive officers. The annual cash incentive award portion of this severance payment is based on the amount the executive officer would receive if the applicable performance criteria, if any, were achieved at target levels.

•With respect to any outstanding annual cash incentive award, payment of a pro rata portion of the award (assuming achievement of the applicable performance criteria, if any, at target levels) based on the number of days elapsed from the beginning of the then current fiscal year until the date of termination, less any amount previously paid to the executive under such award.

•With respect to any outstanding multi-year cash incentive award, payment of a pro rata portion of the award (assuming achievement of the applicable performance criteria, if any, at target levels) based on the number of days elapsed from the beginning of the then current performance period until the date of termination, less any amount previously paid to the executive under such award.

•The continuation of all other employment-related benefits for two years after termination for Mr. Keane and one year after termination for the other executive officers.

•If the termination occurs within 12 months after a change in control of Cimpress, then each of the executive officer's share option awards remains exercisable until the earlier of 12 months after termination or the original expiration date of the award.

Both the executive retention agreements and our 3YMA-based PSU awards have change in control provisions. The executive retention agreements provide that if there is a change in control of Cimpress plc or if the executive officer’s employment is terminated within 180 days before a change in control of Cimpress plc (other than a termination by Cimpress for cause or a resignation by the executive without good reason), then effective upon the date of the change in control:

•all equity awards granted to the executive officers will accelerate and become fully vested (other than any 3YMA-based PSU awards and the salary-replacement RSU award granted on January 1, 2021 to Mr. Baumgartner);

•the performance criteria (if any) applicable to any outstanding annual or multi-year cash incentive awards will be deemed satisfied at 100% of the target levels of performance for such awards, and the executive officers will be entitled to receive 100% of the target amount of each such annual or multi-year award, less any amount previously paid to the executive under such awards; and

•solely in the case of Mr. Keane, if Mr. Keane is required to pay any excise tax pursuant to Section 4999 of the U.S. Internal Revenue Code of 1986 as a result of compensation payments made to him, or benefits he obtained (including the acceleration of equity awards), in connection with a change in ownership or control of Cimpress plc, he will be entitled to receive a gross-up payment equal to the amount of such excise tax plus any additional taxes attributable to such gross-up payment. However, if reducing Mr. Keane's compensation payments by up to $50,000 would eliminate the requirement to pay an excise tax under Section 4999, then Cimpress has the right to reduce the payments by up to $50,000 to avoid triggering the excise tax and thus avoid providing a gross-up payment to Mr. Keane.

The equity plans and agreements that govern our 3YMA-based PSUs provide that upon a change in control, all PSUs that have satisfied the applicable service-based vesting conditions will be settled for Cimpress ordinary shares in accordance with the terms of the awards if the actual price paid per share to holders of Cimpress' securities in connection with the change in control equals or exceeds the minimum 3YMA CAGR thresholds set forth in the award agreements calculated as of the change in control date.

The RSU agreement that governs the RSU award Mr. Baumgartner received on January 1, 2021 to replace 88% of his salary over a four-year period provides that if Cimpress terminates Mr. Baumgartner's employment without cause (as defined in the agreement), then the "pro rata portion" of unvested RSUs will accelerate and become vested, but there is no acceleration upon a change in control. The "pro rata portion" of unvested RSUs is equal to (x) the number of RSUs that would have vested on the first vesting date that follows the end of the fiscal quarter in which Mr. Baumgartner's separation date occurs multiplied by (y) the quotient of the number of calendar days from the beginning of the fiscal quarter to the separation date divided by the number of calendar days in such fiscal quarter.

The following table sets forth information about the potential payments to our named executive officers upon their termination or a change in control of Cimpress, assuming that a termination or change in control took place on June 30, 2023.

Name		Cash Payment ($)(1)	Accelerated Vesting of Share Options ($)(2)	Accelerated Vesting of RSUs and PSUs ($)(3)	Benefits ($)(4)	Tax Gross-Up Payment ($)(5)	Total ($)
Robert S. Keane
•	Termination Without Cause or With Good Reason	3,500,000	—	—	38,784	—	3,538,784
•	Change in Control	—	—	—	—	—	—
•	Change in Control w/ Termination Without Cause or With Good Reason	3,500,000	—	—	38,784	—	3,538,784

Florian Baumgartner (6)
•	Termination Without Cause or With Good Reason	240,292	—	108,967	9,517	—	358,776
•	Change in Control	—	543,391	4,986,863	—	—	5,530,254
•	Change in Control w/ Termination Without Cause or With Good Reason	240,292	543,391	5,095,830	9,517	—	5,889,030

Sean E. Quinn
•	Termination Without Cause or With Good Reason	800,000	—	—	26,259	—	826,259
•	Change in Control	—	739,005	5,218,656	—	—	5,957,661
•	Change in Control w/ Termination Without Cause or With Good Reason	800,000	739,005	5,218,656	26,259	—	6,783,920

Maarten Wensveen
•	Termination Without Cause or With Good Reason	750,000	—	—	25,971	—	775,971
•	Change in Control	—	597,733	3,697,515	—	—	4,295,248
•	Change in Control w/ Termination Without Cause or With Good Reason	750,000	597,733	3,697,515	25,971	—	5,071,219

_____________

(1)	Amounts in this column represent severance amounts payable under the executive retention agreements upon the triggering event described in the first column.

(2)	Amounts in this column represent the value of unvested, in-the-money share options upon the triggering event described in the first column. The value of share options is based on the difference between the exercise price of the options and $59.48 per share, which was the closing price of our ordinary shares on Nasdaq on June 30, 2023.

(3)	Amounts in this column represent the value, based on $59.48 per share, which was the closing price of our ordinary shares on Nasdaq on June 30, 2023, of unvested RSUs that would vest upon the triggering event described in the first column. For 3YMA-based PSUs, we assumed the price paid per share to holders of Cimpress' shares in connection with the change in control would represent a CAGR below the target performance goal for the PSU awards and accordingly that no shares would be issued pursuant to outstanding PSU awards in a change in control.

(4)	Amounts reported in this column represent the estimated cost of providing employment related benefits (such as insurance for medical, dental, and vision) during the period the named executive officer is eligible to receive those benefits under the executive retention agreements, which is two years for Mr. Keane and one year for the other named executive officers.

(5)	None of our executive officers other than Mr. Keane have excise tax gross-up provisions in their agreements. We calculate the amount of tax gross up to which Mr. Keane would have been entitled if a triggering event had occurred on June 30, 2023 and determined that he would not have been entitled to a gross-up payment.

(6)	The amounts relating to cash payments and welfare benefits for Mr. Baumgartner would be payable in Euros. For purposes of this table, we converted these payments from Euros to U.S. dollars at a currency exchange rate of €1.00 to $1.08382 based on the average currency exchange rate for the month of June 2023.

The Role of Company Executives in the Compensation Process

Although the Compensation Committee makes the final decisions about executive compensation, the Committee also takes into account the views of our Chief Executive Officer, who makes initial recommendations with respect to the compensation of executive officers other than himself. Other employees of Cimpress also participate in the preparation of materials presented to or requested by the Compensation Committee for use and consideration at Compensation Committee meetings.

Share Ownership Guidelines

We have share ownership guidelines for all of our executive officers and members of our Board of Directors. The guidelines require our executive officers and directors to hold Cimpress equity, including ordinary shares they hold directly or indirectly, unvested RSUs, vested and unvested PSUs, and vested, unexercised, in-the-money share options, with a value, based on the two-year trailing average of the closing prices of Cimpress' ordinary shares on Nasdaq, equal to or greater than a multiple of the executive officer’s annual base salary or the director's annual retainer, as follows:

•Chief Executive Officer: 5 times annual base salary
•Other executive officers: 3 times annual base salary
•Board of Directors: 3 times Board annual cash retainer

We give each executive officer and Board member four years from his or her initial appointment as a Cimpress executive officer or director to comply with the share ownership guidelines. As of June 30, 2023, all executive officers and directors had satisfied their ownership guideline requirement.

Share Option Granting Practices

Although we typically do not grant share options in most fiscal years, we did grant options to executives and employees on two dates during fiscal year 2023: August 15, 2022 (annual retention awards) and February 15, 2023 (awards for employee promotions). We typically grant equity awards, including options, on the 15th of the applicable month and our processes for annual grants or promotions typically occurs in the middle month of the quarter after we have released earnings for the prior quarter.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the
Board of Directors
Scott J. Vassalluzzo, Chair
Sophie A. Gasperment
Zachary S. Sternberg

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation earned in each of the last three fiscal years by:

(i) our principal executive officer,

(ii) our principal financial officer, and

(iii) our other executive officers as of June 30, 2023.

Throughout this proxy statement, we refer to the individuals listed in (i) through (iii) above as our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Share Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Robert S. Keane	2023	1,756,346	—	1,320,915	—	—	3,077,261
Chairman and Chief	2022	766,468	—	7,342,285	—	25,067	8,133,820
Executive Officer, Cimpress	2021	35,568	20,669	8,283,797	—	—	8,340,034

Florian Baumgartner(4)	2023	94,292	200,000	1,749,969	1,249,983	—	3,294,244
Executive Vice President and
Chief Executive Officer, Vista

Sean E. Quinn	2023	800,000	—	1,699,975	1,699,987	9,765(5)	4,209,727
Executive Vice President	2022	800,000	129,375	6,412,776	—	8,923	7,351,074
and Chief Financial Officer	2021	803,077	241,875	4,667,581	—	6,239	5,718,772
				\
Maarten Wensveen	2023	750,000	—	1,374,958	1,374,988	10,350(5)	3,510,296
Executive Vice President and	2022	750,000	—	4,510,594	—	9,150	5,269,744
Chief Technology Officer	2021	756,317	—	4,032,234	—	134,603	4,923,154

_____________

(1)	In fiscal years 2019 through 2022, Mr. Keane received as much of his compensation as possible in the form of 3YMA-based PSUs, within the 75,000 PSUs per fiscal year limit set forth in his PSU Limitation Agreement. For Mr. Keane, the amount in this column for fiscal year 2021 represents the aggregate minimum salary for exempt employees under the U.S. Fair Labor Standards Act, and the amount in this column for fiscal year 2022 represents the amount of his compensation that exceeded the 75,000 PSUs per fiscal year limit set forth in his PSU Limitation Agreement and was instead paid to him in cash as salary. The amount in this column for fiscal year 2023 for Mr. Keane represents his base salary and director retention fee for that fiscal year, which were paid entirely in cash because his LTI compensation exceeded the 75,000 3YMA-based PSUs per fiscal year limit.

(2)	The amount in this column for Mr. Keane in fiscal year 2021 represents the amount of his base salary that when aggregated with his LTI compensation would have exceeded the 75,000 PSUs per fiscal year limit set forth in his PSU Limitation Agreement and was instead paid to him as a cash bonus. The amounts reported in this column for Mr. Quinn and Mr. Baumgartner represent the payment of cash retention bonuses that were granted in previous fiscal years and vested in the years shown.

(3)	The amounts reported in these columns represent a dollar amount equal to the grant date fair value of the share options and share awards as computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023. See footnote 7 to the Grants of Plan-Based Awards in the Fiscal Year Ended June 30, 2023 table for the value of the 3YMA-based PSUs granted to Mr. Keane in fiscal year 2023 assuming the maximum achievement of the performance conditions.

(4)	Mr. Baumgartner was designated an executive officer of Cimpress in February 2023 in connection with his promotion to Chief Executive Officer of Vista. The amounts paid to or on behalf of Mr. Baumgartner (other than option and share awards) were paid in Euros. For purposes of this table, we converted these payments from Euros to U.S. dollars at a currency exchange rate of €1.00 to $1.08382 based on the average currency exchange rate for the month of June 2023.

(5)	This amount represents our matching contributions under our 401(k) deferred savings retirement plans.

Grants of Plan-Based Awards in the Fiscal Year Ended June 30, 2023

The following table contains information about plan-based awards granted to each of our named executive officers during the fiscal year ended June 30, 2023.

					All Other Share Awards: Number of Shares or Units	All Other Option Awards: Number of Shares Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Share and Option Awards
		Estimated Future Payouts Under Equity Incentive Plan Awards(1)

		Threshold	Target	Maximum
Name	Grant Date	(#)	(#)(2)	(#)(3)	(#)(4)	(#)(5)	($/share)(6)	($)(7)
Robert S. Keane	11/16/2022(8)	—	91,768	183,537				1,293,000
	11/16/2022(9)	—	1,981	3,962				27,915

Florian Baumgartner	8/15/2022					54,557	46.20	1,249,983
	8/15/2022				27,056			1,249,987
	1/15/2023				16,409			499,982

Sean E. Quinn	8/15/2022					74,198	46.20	1,699,987
	8/15/2022				36,796			1,699,975

Maarten Wensveen	8/15/2022					60,013	46.20	1,374,988
	8/15/2022				29,761			1,374,958
___________________________

(1)	These columns represent 3YMA-based PSU awards. Each PSU represents a right to receive between 0 and 2.5 Cimpress ordinary shares upon the satisfaction of (A) service-based vesting, and (B) performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares.

(2)	These amounts represent the number of Cimpress ordinary shares issuable to Mr. Keane six to ten years after the grant date if he fully satisfies the service-based vesting condition described in footnote 8 or 9, as applicable, and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%).

(3)	These amounts represent the number of Cimpress ordinary shares issuable to Mr. Keane six to ten years after the grant date if he fully satisfies the service-based vesting condition described in footnote 8 or 9, as applicable, and the 3YMA CAGR is 20% or above on any of the sixth through tenth anniversaries of the grant date (multiplier is 250%).

(4)	The amounts reported in this column represent RSU awards. 25% of the original number of RSUs subject to each award vest on the first anniversary of the date in the Grant Date column, and 6.25% of the original number of RSUs vest every three months after the first anniversary until the fourth anniversary of the grant date, so long as the executive officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on each such vesting date.

(5)	25% of the original number of shares subject to each option award vest on June 30, 2023, and 6.25% of the original number of shares vest every three months thereafter until June 30, 2026, so long as the executive officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on each such vesting date.

(6)	The exercise price of our share options equals the closing price of our ordinary shares on the NASDAQ Global Select Market on the date of grant.

(7)	The amounts reported in this column represent the grant date fair value for the equity awards computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023. The maximum value of the 3YMA-based PSUs granted to Mr. Keane in fiscal year 2023 is $5,195,597 assuming the maximum achievement of the performance conditions, which we estimated by multiplying the maximum number of shares issuable pursuant to each PSU award by the closing price of our ordinary shares on Nasdaq on the grant date.

(8)	The service-based vesting condition of the 3YMA-based PSU award reported in this row is that 25% of the original number of PSUs vest on June 30 of each of 2023 through 2026 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on such vesting date.

(9)	This is the annual equity award granted to the members of our Board of Directors, which in Mr. Keane's case is in the form of 3YMA-based PSUs. The service-based vesting condition of this 3YMA-based PSU award is that 25% of the PSUs vest on November 15 of each of 2023 through 2026 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on such vesting date.

Outstanding Equity Awards at June 30, 2023

The following table contains information about outstanding option awards, unvested RSUs, and unearned shares subject to 3YMA-based PSUs as of June 30, 2023 for each of our named executive officers.

	Option Awards				Share Awards
	Number of Securities Underlying Unexercised Options (1)		Option Exercise Price	Option Expiration Date	Number of Share Units That Have Not Vested	Market Value of Share Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares	Equity Incentive Plan Awards: Market Value of Unearned Shares
Name	(#) Exerciseable	(#) Unexerciseable	($)		(#)(2)	($)(3)	(#)(4)	($)(5)
Robert S. Keane							93,750(6)	5,576,250
							78,970(7)	4,697,136
							73,498(8)	4,371,661
							9,331(9)	555,008
							1,428(10)	84,937
							71,726(11)	4,266,262
							19,811(12)	1,178,358
							1,398(13)	83,153
							19,011(14)	1,130,774
							1,403(15)	83,450
							73,335(16)	4,361,966
							79,322(17)	4,718,073
							10,886(18)	647,499
							1,611(19)	95,822
							1,288(20)	76,610
							91,768(21)	5,458,361
							1,981(22)	117,830

Florian Baumgartner	13,639	40,918	46.20	8/15/2032	2,658(23)	158,098	10,743(24)	638,994
					12,824(25)	762,772	10,999(26)	654,221
					1,668(27)	99,213	10,451(28)	621,625
					2,804(29)	166,782
					8,456(30)	502,963
					24,790(31)	1,474,509
					27,056(32)	1,609,291
					16,409(33)	976,007

Sean E. Quinn	18,550	55,648	46.20	8/15/2032	7,976(23)	474,412	24,301(6)	1,445,423
					2,979(27)	177,191	20,306(7)	1,207,801
					8,414(29)	500,465	18,898(8)	1,124,053
					11,619(34)	691,098	22,952(35)	1,365,185
					19,954(30)	1,186,864	19,641(26)	1,168,247
					36,796(32)	2,188,626	19,410(28)	1,154,507

Maarten Wensveen	15,003	45,010	46.20	8/15/2032	6,647(23)	395,364	14,400(6)	856,512
					7,011(29)	417,014	6,016(7)	357,832

11,619(34)	691,098	3,651(8)	217,161
7,126(30)	423,854	18,362(35)	1,092,172
29,761(32)	1,770,184	20,951(26)	1,246,165
		16,175(28)	962,089
___________________

(1)	25% of the original number of shares subject to each option award vest on June 30, 2023, and 6.25% of the original number of shares vest every three months thereafter until June 30, 2026, so long as the executive officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on each such vesting date.

(2)	These amounts represent the number of Cimpress ordinary shares issuable pursuant to RSU awards upon vesting.

(3)	The market value of the unvested RSUs is determined by multiplying the number of RSUs by $59.48 per share, which was the closing price of our ordinary shares on Nasdaq on June 30, 2023.

(4)	These amounts represent the number of Cimpress ordinary shares issuable pursuant to 3YMA-based PSU awards if the applicable service-based vesting condition and 3YMA CAGR performance conditions described in the footnotes below are satisfied for such PSU award.

(5)	The market value of the unearned 3YMA-based PSUs is determined by multiplying the number of shares that would be issuable if the conditions described in footnote 4 were achieved by $59.48 per share, which was the closing price of our ordinary shares on Nasdaq on June 30, 2023.

(6)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of August 15, 2016 if the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition has been fully satisfied for these PSUs, but the PSUs will not be earned, and no shares will be issuable pursuant to the PSUs, until the 3YMA on a measurement date as compared to $69.44, which was the 3YMA of Cimpress' ordinary shares on the grant date, meets or exceeds the CAGR performance thresholds. No shares were issuable pursuant to the PSUs on the first two measurement dates of August 15, 2022 and 2023 because the performance conditions were not satisfied on either of those dates. The next measurement date for this PSU award will be August 15, 2024.

(7)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of August 15, 2017 if the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition has been fully satisfied for these PSUs, but the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until the 3YMA on a measurement date as compared to $83.10, which was the 3YMA of Cimpress' ordinary shares on the grant date, meets or exceeds the CAGR performance thresholds. No shares were issuable pursuant to the PSUs on the first measurement date of August 15, 2023 because the performance conditions were not satisfied on that date. The next measurement date for this PSU award will be August 15, 2024.

(8)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of August 15, 2018 if the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition has been fully satisfied for these PSUs, but the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2024 at the earliest (unless there is an earlier change in control) and only if the 3YMA on a measurement date as compared to $102.68, which was the 3YMA of Cimpress' ordinary shares on the grant date, meets or exceeds the CAGR performance thresholds.

(9)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of February 15, 2019 if the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition has been fully satisfied for these PSUs, but the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until February 15, 2025 at the earliest (unless there is an earlier change in control) and only if the 3YMA on a measurement date as compared to $109.35, which was the 3YMA of Cimpress' ordinary shares on the grant date, meets or exceeds the CAGR performance thresholds.

(10)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of February 15, 2019 if the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition has been fully satisfied for these PSUs, but the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until February 15, 2025 at the earliest (unless there is an earlier change in control) and only if the 3YMA on a measurement date as compared to $109.35, which was the 3YMA of Cimpress' ordinary shares on the grant date, meets or exceeds the CAGR performance thresholds.

(11)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of August 15, 2019 if the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition has been fully satisfied for these PSUs, but the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2025 at the earliest (unless there is an earlier change in control) and only if the 3YMA on a measurement date as compared to $108.92, which was the 3YMA of Cimpress' ordinary shares on the grant date, meets or exceeds the CAGR performance thresholds.

(12)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of August 15, 2019 if the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition has been fully satisfied for these PSUs, but the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2025 at the earliest (unless there is an earlier change in control) and only if the 3YMA on a measurement date as compared to $108.92, which was the 3YMA of Cimpress' ordinary shares on the grant date, meets or exceeds the CAGR performance thresholds.

(13)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of November 15, 2019 if Mr. Keane fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition of these PSUs is that 25% of the PSUs vest on November 21 of each of 2020 through 2023 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2016 Performance Equity Plan on such vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until November 15, 2025 at the earliest (unless there is an earlier change in control) and only if the 3YMA on a measurement date as compared to $111.70, which was the 3YMA of Cimpress' ordinary shares on the grant date, meets or exceeds the CAGR performance thresholds.

(14)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of August 15, 2020 if the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition has been fully satisfied for these PSUs, but the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2026 at the earliest (unless there is an earlier change in control) and only if the 3YMA on a measurement date as compared to $112.72, which was the 3YMA of Cimpress' ordinary shares on the grant date, meets or exceeds the CAGR performance thresholds.

(15)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of November 15, 2020 if Mr. Keane fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition of these PSUs is that 25% of the PSUs vest on November 24 of each of 2021 through 2024 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2016 Performance Equity Plan on such vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until November 15, 2026 at the earliest (unless there is an earlier change in control) and only if the 3YMA on a measurement date as compared to $111.23, which was the 3YMA of Cimpress' ordinary shares on the grant date, meets or exceeds the CAGR performance thresholds.

(16)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of February 15, 2021 if Mr. Keane fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition for these PSUs is that 25% of the original number of PSUs vest on June 30 of each of 2021 through 2024 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until February 15, 2027 at the earliest (unless there is an earlier change in control) and only if the 3YMA on a measurement date as compared to $108.31, which was the 3YMA of Cimpress' ordinary shares on the grant date, meets or exceeds the CAGR performance thresholds.

(17)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of August 15, 2021 if Mr. Keane fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition for these PSUs is that 25% of the original number of PSUs vest on June 30 of each of 2022 through 2025 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2027 at the earliest (unless there is an earlier change in control) and only if the 3YMA on a measurement date as compared to $100.46, which was the 3YMA of Cimpress' ordinary shares on the grant date, meets or exceeds the CAGR performance thresholds.

(18)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of August 15, 2021 if the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition has been fully satisfied for these PSUs, but the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2027 at the earliest (unless there is an earlier change in control) and only if the 3YMA on a measurement date as compared to $100.46, which was the 3YMA of Cimpress' ordinary shares on the grant date, meets or exceeds the CAGR performance thresholds.

(19)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of November 15, 2021 if Mr. Keane fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition of these PSUs is that 25% of the PSUs vest on November 29 of each of 2022 through 2025 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on such vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until November 15, 2027 at the earliest (unless there is an earlier change in control) and only if the 3YMA on a measurement date as compared to $96.94, which was the 3YMA of Cimpress' ordinary shares on the grant date, meets or exceeds the CAGR performance thresholds.

(20)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of November 15, 2021 if the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition has been fully satisfied for these PSUs, but the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until November 15, 2027 at the earliest (unless there is an earlier change in control) and only if the 3YMA on a measurement date as compared to $96.94, which was the 3YMA of Cimpress' ordinary shares on the grant date, meets or exceeds the CAGR performance thresholds.

(21)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of November 16, 2022 if Mr. Keane fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition for these PSUs is that 25% of the original number of PSUs vest on June 30 of each of 2023 through 2026 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until November 16, 2028 at the earliest (unless there is an earlier change in control) and only if the 3YMA on a measurement date as compared to $78.82, which was the 3YMA of Cimpress' ordinary shares on the grant date, meets or exceeds the CAGR performance thresholds.

(22)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of November 16, 2022 if Mr. Keane fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition for these PSUs is that 25% of the original number of PSUs vest on November 15 of each of 2023 through 2026 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until November 16, 2028 at the earliest (unless there is an earlier change in control) and only if the 3YMA on a measurement date as compared to $78.82, which was the 3YMA of Cimpress' ordinary shares on the grant date, meets or exceeds the CAGR performance thresholds.

(23)	These RSU awards vest as to 25% of the original number of units on July 1 of each of 2021 through 2024, on each of which dates we will automatically issue one ordinary share for each vested unit so long as the named executive officer continues to be an eligible participant under Cimpress' 2011 Equity Incentive Plan on that date.

(24)	This amount represents the number of Cimpress ordinary shares issuable four to eight years after the grant date of October 15, 2019 if Mr. Baumgartner fully satisfies the service-based vesting condition and the 3YMA CAGR is 9% to 9.99% on any of the fourth through eighth anniversaries of the grant date (multiplier of 100%). The service-based vesting condition for these PSUs is that 25% of the original number of PSUs vest on October 6 of each of 2020 through 2023 so long as Mr. Baumgartner continues to be an eligible participant under Cimpress' 2016 Performance Equity Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until November 15, 2023 at the earliest (unless there is an earlier change in control) and only if the 3YMA on a measurement date as compared to $111.70, which was the 3YMA of Cimpress' ordinary shares on the grant date, meets or exceeds the CAGR performance thresholds.

(25)	This RSU award vests as to 6.25% of the original number of units on May 15, 2021 and as to an additional 6.25% on the 15th day of every third month thereafter until February 15, 2025, on each of which dates we will automatically issue one ordinary share for each vested unit so long as Mr. Baumgartner continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on that date.

(26)	This amount represents the number of Cimpress ordinary shares issuable four to eight years after the grant date of February 15, 2021 if the named executive officer fully satisfies the service-based vesting condition and the 3YMA CAGR is 9% to 9.99% on any of the fourth through eighth anniversaries of the grant date (multiplier of 100%). The service-based vesting condition for these PSUs is that 25% of the original number of PSUs vest on June 30 of each of 2021 through 2024 so long as the officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until February 15, 2025 at the earliest (unless there is an earlier change in control) and only if the 3YMA on a measurement date as compared to $95.46, which was the two-year moving average daily closing price of Cimpress' ordinary shares on the grant date, meets or exceeds the CAGR performance thresholds.

(27)	These RSU awards vest as to 25% of the original number of units on August 15 of each of 2021 through 2024, on each of which dates we will automatically issue one ordinary share for each vested unit so long as the named executive officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on that date.

(28)	This amount represents the number of Cimpress ordinary shares issuable four to eight years after the grant date of August 15, 2021 if the named executive officer fully satisfies the service-based vesting condition and the 3YMA CAGR is 9% to 9.99% on any of the fourth through eighth anniversaries of the grant date (multiplier of 100%). The service-based vesting condition for these PSUs is that 25% of the original number of PSUs vest on June 30 of each of 2022 through 2025 so long as the officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2025 at the earliest (unless there is an earlier change in control) and only if the 3YMA on a measurement date as compared to $100.46, which was the 3YMA of Cimpress' ordinary shares on the grant date, meets or exceeds the CAGR performance thresholds.

(29)	These RSU awards vest as to 25% of the original number of units on August 15 of each of 2022 through 2025, on each of which dates we will automatically issue one ordinary share for each vested unit so long as the named executive officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on that date.

(30)	These RSU awards vest as to one third of the original number of units on February 15 of each of 2023 through 2025, on each of which dates we will automatically issue one ordinary share for each vested unit so long as the named executive officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on that date.

(31)	This RSU award vests as to 25% of the original number of units on April 15 of each of 2023 through 2026, on each of which dates we will automatically issue one ordinary share for each vested unit so long as Mr. Baumgartner continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on that date.

(32)	These RSU awards vest as to 25% of the original number of units on August 15, 2023 and as to an additional 6.25% on the 15th day of every third month thereafter until August 15, 2026, on each of which dates we will automatically issue one ordinary share for each vested unit so long as the named executive officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on that date.

(33)	This RSU award vests as to 25% of the original number of units on January 15, 2024 and as to an additional 6.25% on the 15th day of every third month thereafter until January 15, 2027, on each of which dates we will automatically issue one ordinary share for each vested unit so long as Mr. Baumgartner continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on that date.

(34)	These RSU awards vest as to 100% of the units on September 15, 2023, on which date we will automatically issue one ordinary share for each unit so long as the named executive officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on that date.

(35)	This amount represents the number of Cimpress ordinary shares issuable four to eight years after the grant date of August 15, 2019 if the 3YMA CAGR is 9% to 9.99% on any of the fourth through eighth anniversaries of the grant date (multiplier of 100%). The service-based vesting condition has been fully satisfied for these PSUs, but the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until the 3YMA on a measurement date as compared to $108.92, which was the 3YMA of Cimpress' ordinary shares on the grant date, meets or exceeds the CAGR performance thresholds. No shares were issuable pursuant to the PSUs on the first measurement date of August 15, 2023 because the performance conditions were not satisfied on that date. The next measurement date for this PSU award will be August 15, 2024.

Shares Vested in the Fiscal Year Ended June 30, 2023

The following table contains information about the vesting of RSUs on an aggregated basis during fiscal year 2023 for each of our named executive officers. None of our executive officers exercised any share options, and no shares were issued pursuant to 3YMA-based PSUs, during fiscal year 2023.

	Share Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1)($)
Robert S. Keane	—	—
Florian Baumgartner	22,919	949,626
Sean E. Quinn	18,259	724,799
Maarten Wensveen	9,224	370,842
_________________________

(1)	The value realized on vesting of RSUs is determined by multiplying the number of shares that vested by the closing sale price of our ordinary shares on Nasdaq on the vest date, or on the last trading date immediately before the vest date if the vest date is not a trading date.

CEO Pay Ratio

Mr. Keane's fiscal year 2023 annual total compensation was $3,077,261, as reported in the Summary Compensation Table above, and the fiscal year 2023 annual total compensation of our median compensated employee other than Mr. Keane was $24,600. The ratio of the median employee's total compensation to Mr. Keane's total compensation is 1-to-125.

We identified a new median compensated employee for fiscal year 2023 using the same methodology that we have used in the past: we took into account base salary (for salaried employees) and wages paid (for hourly employees) during the fiscal year for all our employees as of May 1, 2023. We annualized this compensation for employees who did not work the entire fiscal year, except for employees designated as seasonal or temporary.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of June 30, 2023 about the securities issued or authorized for future issuance under our current equity compensation plans.

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by shareholders(1)	5,362,100	$3.35	2,201,615
Equity compensation plans not approved by shareholders	—	—	—
Total	5,362,100	$3.35	2,201,615 (3)
_____________

(1)	Consists of our 2005 Non-Employee Directors’ Share Option Plan, 2011 Equity Incentive Plan, 2016 Performance Equity Plan, and 2020 Equity Incentive Plan. This column includes an aggregate of 4,974,653 shares underlying RSUs and 3YMA-based PSUs based on 2.5 shares per PSU that were outstanding as of June 30, 2023.

(2)	The RSUs and 3YMA-based PSUs included in column (a) do not have an exercise price, and the weighted-average exercise price excluding these units is $46.37.

(3)	Consists of shares available for future awards under our 2020 Equity Incentive Plan. For 3YMA-based PSU awards, we assumed that we would issue ordinary shares equal to 250% of the outstanding PSUs, which is the maximum potential share issuance.

PAY VERSUS PERFORMANCE

The following table sets forth the compensation for Robert Keane, our Chief Executive Officer (who is our principal executive officer as defined by SEC rules) and the average compensation for our other named executive officers (Other NEOs) for fiscal years 2023, 2022, and 2021, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as calculated in accordance with applicable SEC rules. “Compensation actually paid” does not reflect amounts actually realized by our CEO and Other NEOs and may be higher or lower than the amounts, if any, that are ultimately realized by our executives. Our Compensation Committee did not consider “compensation actually paid,” as defined by SEC rules, when making its executive compensation decisions for the covered fiscal years. Please see the Compensation Discussion and Analysis section in this proxy statement for a discussion of our Compensation Committee’s philosophy, objectives, and practices when making executive compensation decisions.

The total compensation of our CEO and Other NEOs is not tied to any specific company performance measures, and therefore Cimpress does not have a "Company-Selected Measure," as defined by SEC rules, for fiscal year 2023. In fiscal year 2023, Mr. Keane received a base salary and 3YMA-based PSUs with long-term performance conditions that are measured six to ten years after the grant date and are not tied to any fiscal year 2023 financial performance measures. Our executive officers other than Mr. Keane received base salaries and RSU and share option awards subject solely to time-based vesting.

Pay Versus Performance Table

Year	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($)(1)	Average Summary Compensation Table Total for Other NEOs ($)	Average Compensation Actually Paid to Other NEOs ($)(2)	Value of Initial Fixed $100 Investment Based On:		Cimpress' Net (Loss) Income (in thousands) ($)(4)
					Cimpress Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(3)
2023	3,077,261	9,177,588	3,671,422	6,692,075	77.91	91.24	(185,978)
2022	8,133,820	(6,271,534)	6,310,409	(1,305,424)	50.96	82.38	(54,331)
2021	8,340,034	12,585,061	5,320,963	7,021,693	142.01	130.30	(85,229)
_____________

(1)    The following table shows for each covered fiscal year the adjustments made to the total compensation shown for Mr. Keane in the Summary Compensation Table to arrive at "compensation actually paid" as reflected in the table above. The service-based vesting of our 3YMA-based PSUs is satisfied before the measurement period of the 3YMA CAGR performance conditions begins, and the compensation actually paid, as calculated in accordance with SEC rules, considers only the service-based vesting of our 3YMA-based PSUs. Therefore, the compensation actually paid does not consider whether or not the 3YMA-based PSU awards achieve the performance conditions and pay out.

Adjustments to Determine CEO Compensation Actually Paid	2023	2022	2021
Summary Compensation Table Total	3,077,261	8,133,820	8,340,034
Subtract: Grant date fair values of equity awards reported in "Stock Awards" column of the Summary Compensation Table	(1,320,915)	(7,342,285)	(8,283,797)
Add: Fair value as of the end of the covered fiscal year (FY) of all equity awards granted during the covered FY that remain outstanding and unvested as of the end of the FY	3,678,591	989,861	5,312,747
Add: The change in fair value (whether positive or negative) as of the end of the covered FY from the end of the prior FY of any equity awards granted in any prior FY that remain outstanding and unvested as of the end of the covered FY	1,367,721	(4,490,270)	2,169,661
Add: The fair value as of the vesting date of any equity awards that are granted and vest in the same FY	1,191,909	650,067	3,194,464
Add: The change in fair value (whether positive or negative) as of the vesting date from the end of the prior FY of any equity awards granted in any prior FY for which all applicable vesting conditions were satisfied at the end of or during the covered FY	1,183,021	(4,212,727)	1,851,952
Subtract: Fair value at the end of the prior FY of any equity awards that fail to meet the applicable vesting conditions during the covered FY	—	—	—
Compensation Actually Paid to CEO	9,177,588	(6,271,534)	12,585,061

(2)    The Other NEOs whose compensation amounts are averaged and included in this table are Sean Quinn and Maarten Wensveen for all three fiscal years and Florian Baumgartner for fiscal year 2023 only. The following table shows for each covered fiscal year the adjustments made to the average of the total compensation shown for the Other NEOs in the Summary Compensation Table to arrive at "compensation actually paid" as reflected in the table above:

Adjustments to Determine Average Other NEO Compensation Actually Paid	2023	2022	2021
Summary Compensation Table Total (Average)	3,671,422	6,310,409	5,320,963
Subtract: Grant date fair values of equity awards reported in "Option Awards" column of the Summary Compensation Table	(1,441,653)	—	—
Subtract: Grant date fair values of equity awards reported in "Stock Awards" column of the Summary Compensation Table	(1,608,301)	(5,461,685)	(4,349,908)
Add: Fair value as of the end of the covered fiscal year (FY) of all equity awards granted during the covered FY that remain outstanding and unvested as of the end of the FY	3,860,753	1,884,279	4,235,198
Add: The change in fair value (whether positive or negative) as of the end of the covered FY from the end of the prior FY of any equity awards granted in any prior FY that remain outstanding and unvested as of the end of the covered FY	1,310,791	(2,757,955)	584,771
Add: The fair value as of the vesting date of any equity awards that are granted and vest in the same FY	559,795	80,740	775,739
Add: The change in fair value (whether positive or negative) as of the vesting date from the end of the prior FY of any equity awards granted in any prior FY for which all applicable vesting conditions were satisfied at the end of or during the covered FY	339,268	(1,361,212)	454,930
Subtract: Fair value at the end of the prior FY of any equity awards that fail to meet the applicable vesting conditions during the covered FY	—	—	—
Average Compensation Actually Paid to Other NEOs	6,692,075	(1,305,424)	7,021,693

(3)    Our peer group for purposes of this table is the Research Data Group (RDG) Internet Composite Index, which is the industry index included in the performance graph in our Annual Report on Form 10-K for all three of the covered fiscal years. The cumulative total returns to shareholders of Cimpress plc ordinary shares and the RDG Internet Composite index are calculated by assuming an investment of $100 (with reinvestment of all dividends) was made in our ordinary shares and in the index on June 30, 2020.

(4)    The amounts in this column are Cimpress' net loss reflected in the audited financial statements published in our Annual Report on Form 10-K for the applicable year.

Relationship between Compensation Actually Paid and Performance Metrics

The following graph shows the relationship between the amount of compensation actually paid to Mr. Keane and the average amount of compensation actually paid to the Other NEOs and the total shareholder return of Cimpress and its peer group, as set forth in the Pay Versus Performance Table above.

Compensation Actually Paid vs. Cimpress TSR and Peer Group TSR

$150.00
$100.00
$50.00
$0.00
$(50.00)
$(100.00)
Value of $100 Investment
$15,000
$10,000
$5,000
$0
$(5,000)
$(10,000)
Compensation Actually Paid (in thousands)
2021
2022
2023
Fiscal Year
Cimpress CEO
Cimpress Other NEOs
Cimpress TSR
RDG Internet Composite Index TSR

The following graph shows the relationship between the amount of compensation actually paid to Mr. Keane and the average amount of compensation actually paid to the Other NEOs and Cimpress' net loss for each fiscal year, as set forth in the Pay Versus Performance Table above.

Compensation Actually Paid vs. Cimpress Net Loss

$300,000
$200,000
$100,000
$0
$(100,000)
$(200,000)
Cimpress Net Loss
(in thousands)
$15,000
$10,000
$5,000
$0
$(5,000)
$(10,000)
Compensation Actually Paid
(in thousands)
2021
2022
2023
Fiscal Year
Cimpress CEO
Cimpress Other NEOs
Cimpress Net Loss

As noted above, during fiscal year 2023 the compensation actually paid to our CEO and Other NEOs was not tied to any specific financial performance measures.

PROPOSAL 3 - AUTHORIZE OUR BOARD TO ISSUE ORDINARY SHARES

Under Irish law, the directors of an Irish public limited company must have authority from the company’s shareholders to issue shares and to grant rights to acquire shares (such as options, warrants, and other convertible securities), including shares that are part of the company’s authorized but unissued share capital. This requirement does not apply to the issue of shares and the grant of rights to acquire shares to employees or former employees under an "employees’ share scheme" as defined under Irish law, which includes our equity compensation plans.

Our Board currently has authority to issue shares and to grant rights to acquire shares up to the full amount of Cimpress' authorized but unissued share capital. This authority will expire on November 21, 2024.

We are seeking authority from our shareholders at the annual meeting for our Board to issue and grant rights to acquire ordinary shares up to a maximum of [_________], which is 20% of our issued ordinary share capital as of October [___], 2023 (the latest practicable date before mailing this proxy statement). The proposed authority is for a period expiring on June 14, 2025, which is 18 months after the date of this annual meeting, and we expect to propose renewals of this authority on a regular basis at future annual general meetings. If this proposal is not passed, Cimpress will have a limited ability to issue ordinary shares after the Board's current authority expires on November 21, 2024.

We are seeking this authorization to maintain our flexibility to issue, or grant rights to acquire, up to 20% of our issued share capital at times when we believe doing so would be in Cimpress' best interests, including in connection with acquisitions, financings, and other transactions, for other general corporate purposes, and for equity compensation of our non-employee directors (as the exception for issuances pursuant to an employees' share scheme only applies to employees and former employees). We believe it is important to our continued growth to retain the flexibility to issue securities in a timely manner without the delay and uncertainty of obtaining specific shareholder approval for each issuance. We are seeking authorization to issue a limited number of shares for a limited time (18 months) to balance our need for flexibility to issue new shares against the potential dilution of our shareholders. Furthermore, because our ordinary shares are listed on Nasdaq, our issuance of additional shares will remain subject to Nasdaq rules, which require, among other things, shareholder approval for the issuance of shares in excess of 20% of our shares outstanding if the shares are issued below the "minimum price" determined by Nasdaq rules and in certain other circumstances (with several exceptions).

Accordingly, the following resolution will be submitted to our shareholders for approval, as an ordinary resolution, at the Annual Meeting:

“Resolved, that the directors are, with effect from the passing of this resolution, hereby generally and unconditionally authorized to exercise all powers of Cimpress plc to allot and issue relevant securities (within the meaning of section 1021 of the Companies Act 2014, as amended) up to an aggregate nominal value of €[_________], which represents [_________] ordinary shares, equivalent to 20% of the aggregate nominal value and number of the issued ordinary shares in the capital of Cimpress plc as of October [___], 2023 (the latest practicable date before mailing this proxy statement), and the authority conferred by this resolution shall expire on June 14, 2025, unless previously renewed, varied or revoked by Cimpress, provided that Cimpress may, before such expiry, make an offer or agreement which would, or might, require relevant securities to be allotted and issued after such expiry and, in that case, the directors may allot and issue relevant securities in pursuance of any such offer or agreement as if the authority conferred by this resolution had not expired.”

Our Board of Directors recommends that you vote FOR our authorization to issue ordinary shares and grant rights to acquire ordinary shares as described above.

PROPOSAL 4 - AUTHORIZE OUR BOARD TO OPT OUT OF
STATUTORY PREEMPTION RIGHTS

Under Irish law, unless its directors are otherwise authorized and empowered to opt out, when an Irish public limited company proposes to issue, or grant rights to acquire, shares for cash, the company is required to first offer those shares or rights on the same or more favorable terms to existing shareholders of the company on a pro rata basis (commonly referred to as statutory preemption rights). Statutory preemption rights do not apply to the issue of shares or the grant of rights to acquire shares (i) for cash to employees or former employees under an employees’ share scheme, including our equity compensation plans, or (ii) for non-cash consideration, such as on a share-for-share transaction.

Our Board is currently authorized and empowered to opt out of statutory preemption rights and to issue shares and to grant rights to acquire shares up to the full amount of Cimpress' authorized but unissued share capital without regard to statutory preemption rights. This authority will expire on November 21, 2024.

We are seeking authority from our shareholders at the annual meeting for our Board to issue and grant rights to acquire ordinary shares for cash without regard to statutory preemption rights up to a maximum of [_________], which is 20% of our issued ordinary share capital as of October [___], 2023 (the latest practicable date before mailing this proxy statement). The proposed authority is for a period expiring on June 14, 2025, which is 18 months after the date of this annual meeting, and we expect to propose renewals of this authority on a regular basis at future annual general meetings.

We believe that if we are not granted the authority to opt out of statutory preemption rights, our ability to raise capital through sales of our securities would be significantly affected because shareholders’ exercise of their preemption rights would cause delays in a transaction and may dissuade potential buyers of our securities from entering into a transaction with us. Preemption rights are uncommon for publicly traded companies domiciled in the United States.

Accordingly, the following resolution will be submitted to our shareholders for approval, as a special resolution, at the Annual Meeting:

“Resolved, that, subject to and conditional on the passing of the resolution in respect of Proposal 3, as set out above, and with effect from the passing of this resolution, the directors are hereby empowered pursuant to section 1023 of the Companies Act 2014, as amended (the “Act”), to allot and issue equity securities (within the meaning of section 1023 of the Act) for cash pursuant to the authority conferred by the said Proposal 3 as if section 1022(1) of the Act did not apply to any such allotment, provided that this power shall be limited to:

1.the allotment and issue of equity securities in connection with a rights’ issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert other securities into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be practicable) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with any treasury shares, fractional entitlements that would otherwise arise, record dates or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and

2.the allotment and issue (otherwise than pursuant to sub-paragraph (1) above) of equity securities up to an aggregate nominal value of €[_________], which represents [_________] ordinary shares, equivalent to 20% of the aggregate nominal value and number of the issued ordinary shares in the capital of Cimpress plc as of October [___], 2023 (the latest practicable date before mailing this proxy statement).

and, in each case, the authority conferred by this resolution shall expire on June 14, 2025, unless previously renewed, varied or revoked, provided that Cimpress plc may, before such expiry, make an offer or agreement, which would, or might, require any such securities to be allotted and issued after such expiry, and in that case, the directors may allot and issue equity securities in pursuance of any such offer or agreement as if the authority conferred by this resolution had not expired.”

This proposal is conditional upon the approval of Proposal 3, as required by Irish law.

Our Board of Directors recommends that you vote FOR our authorization to opt out of statutory preemption rights as described above.

PROPOSAL 5 - REAPPOINT OUR
STATUTORY AUDITOR UNDER IRISH LAW

The Irish Companies Act 2014 requires that our statutory auditors be appointed at each annual general meeting of shareholders, to hold office from the conclusion of the annual general meeting until the conclusion of the next annual general meeting. PricewaterhouseCoopers Ireland has served as Cimpress plc's Irish statutory auditor since fiscal year 2020 and is affiliated with PricewaterhouseCoopers LLP, who our Audit Committee has selected as our U.S. independent registered public accounting firm for the fiscal year ending June 30, 2024 with respect to our consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles. We refer to PricewaterhouseCoopers LLP and PricewaterhouseCoopers Ireland together as PwC.

Our Audit Committee has recommended that PricewaterhouseCoopers Ireland be appointed as our Irish statutory auditor. If our shareholders do not approve the reappointment of PricewaterhouseCoopers Ireland at this annual meeting, our Board of Directors may appoint a person or firm to fill the vacancy.

We do not expect that PwC will attend the annual meeting, have an opportunity to make a statement, or be available to answer questions.

Our Board of Directors recommends that you vote FOR the reappointment of PricewaterhouseCoopers Ireland as our statutory auditor under Irish law to hold office until the conclusion of our annual general meeting in 2024.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table presents the aggregate fees and expenses billed for services rendered by PwC for the fiscal years ended June 30, 2023 and June 30, 2022. The amounts reported for each fiscal year represent the fees and expenses for services rendered during the applicable fiscal year, regardless of when the fees and expenses were billed.

	Fiscal Year 2023	Fiscal Year 2022
Audit Fees(1)	$4,329,726	$4,182,586
Tax Fees(2)	455,755	192,537
All Other Fees(3)	32,900	37,013
Total Fees	$4,818,381	$4,412,136
_____________

(1)	Audit fees and expenses consisted of fees and expenses billed for the audit of our consolidated financial statements, statutory audits of Cimpress plc and certain of our subsidiaries, quarterly reviews of our financial statements, and the audit of the effectiveness of internal control over financial reporting as promulgated by Section 404 of the U.S. Sarbanes-Oxley Act.

(2)	Tax fees and expenses consisted of fees and expenses for tax compliance (including tax return preparation), tax advice, tax planning and consultation services. Tax compliance services (assistance with tax returns, tax audits and appeals) accounted for $225,960 of the total tax fees billed in fiscal year 2023 and $148,689 of the total tax fees billed in fiscal year 2022.

(3)	For fiscal year 2023, this amount included subscription fees for an accounting research tool and the filing of a registration statement on Form S-8. For fiscal year 2022, this amount represented fees associated with a COVID-19 relief package in the Netherlands.

Audit Committee’s Pre-approval Policy and Procedures

Our Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our registered public accounting firm. We may not engage the independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. From time to time, the Audit Committee pre-approves services that are expected to be provided to Cimpress by the independent registered public accounting firm during the following 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also subject to a maximum dollar amount. At regularly scheduled meetings of the Audit Committee, management or the independent registered public accounting firm report to the Audit Committee regarding services actually provided to Cimpress.

During our fiscal year ended June 30, 2023, PwC did not provide any services to Cimpress other than in accordance with the pre-approval policies and procedures described above.

PROPOSAL 6 - AUTHORIZE OUR BOARD OR AUDIT COMMITTEE
TO DETERMINE THE REMUNERATION OF OUR STATUTORY AUDITOR UNDER IRISH LAW

Under the Irish Companies Act 2014, the remuneration of our statutory auditor under Irish law must be fixed by our shareholders in a general meeting of the company or in such manner as may be determined in a general meeting. We are asking our shareholders to authorize our Board or the Audit Committee of the Board to determine PricewaterhouseCoopers Ireland's remuneration as our statutory auditor under Irish law for the duration of PwC’s term of office. Our Board has delegated the authority to determine the remuneration of our statutory auditor under Irish law to the Audit Committee of the Board in accordance with the Board’s procedures and applicable law.

Our Board of Directors recommends that you vote FOR the authorization of our Board or Audit Committee to determine the remuneration of PricewaterhouseCoopers Ireland.

PROPOSAL 7 - FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

At the annual meeting, in accordance with Section 14A of the U.S. Securities Exchange Act of 1934, we are asking our shareholders to advise us on how frequently they wish to cast future advisory votes on the compensation of our named executive officers: Once every year, once every two years, or once every three years. At our annual general meetings in 2011 and 2017, a majority of our shareholders voted to hold the advisory vote to approve our executive compensation on an annual basis, and we believe that an annual vote continues to be the best practice in the market. Accordingly, we recommend that future advisory votes on executive compensation continue to be held on an annual basis.

This is an advisory vote, meaning that it is not binding on us, but our Board of Directors will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes.

Our Board of Directors recommend that you vote in favor of a frequency of every ONE YEAR for future advisory votes on our executive compensation.

CORPORATE GOVERNANCE

Board of Directors and Committees

During our fiscal year ended June 30, 2023, our Board met four times, and each of our directors attended more than 90% of the total number of meetings of the Board and the committees of which such director was a member during the period of time he or she served on such committee. We do not have a policy with respect to director attendance at our annual general meetings of shareholders, and three of our directors attended our 2022 annual general meeting of shareholders.

The Board has standing Audit, Compensation, and Nominating Committees. Each committee has a charter that has been approved by the Board, and each committee must review the adequacy of its charter at least annually. The Board and each committee have the power to hire and consult with independent legal, financial or other advisors for the benefit of the Board or such committee, as they may deem necessary. The Board and each committee may also form and delegate authority to one or more subcommittees, as they deem appropriate (including a subcommittee consisting of a single member).

Director	Audit Committee	Compensation Committee	Nominating Committee
Sophie A. Gasperment		member	member
Zachary S. Sternberg	member	member	Chair
Dessislava Temperley	Chair and Audit Committee Financial Expert
Scott J. Vassalluzzo	member	Chair	member
All committee members independent?	Yes, meet independence criteria for audit committee members	Yes, meet independence criteria for compensation committee members	Yes
How many meetings during fiscal year 2023?	five	five	none

Audit Committee. The Audit Committee’s responsibilities include the following:

•evaluating and retaining our independent registered public accounting firm

•approving the compensation of, and assessing (or recommending that the Board assess) the independence of, our registered public accounting firm

•overseeing the work of our independent registered public accounting firm, including the receipt and consideration of certain reports from the firm

•reviewing and discussing our financial statements and other financial disclosures and considering whether to recommend to the Board that our audited financial statements be included in our Annual Report on Form 10-K

•coordinating the Board’s oversight of our internal control over financial reporting and disclosure controls and procedures

•overseeing our internal audit function

•establishing procedures for the receipt, retention, and treatment of accounting-related complaints and concerns

•reviewing and approving any related person transactions

•discussing our policies with respect to financial and accounting risk assessment and risk management

•preparing the Audit Committee report included in this proxy statement

Compensation Committee. The Compensation Committee’s responsibilities include the following:

•reviewing and approving the compensation of our Chief Executive Officer and our other executive officers

•reviewing and making recommendations to the Board with respect to incentive compensation and equity-based plans and overseeing and administering our equity-based plans

•reviewing and approving director compensation

•overseeing the risks associated with our compensation policies and practices

•reviewing and discussing with management the Compensation Discussion and Analysis section of the proxy statement and considering whether to recommend to the Board that the Compensation Discussion and Analysis be included in the proxy statement

•preparing the Compensation Committee report included in this proxy statement

Nominating Committee. The Nominating Committee's responsibilities include the following:

•identifying individuals qualified to become Board members

•recommending to the Board the persons to be nominated for appointment as directors and to each of the Board’s committees

•monitoring communications to the Board from shareholders and other interested parties

•coordinating the Board's oversight of our Code of Business Conduct and reviewing allegations made on our confidential reporting helpline

Corporate Governance Guidelines

We believe that good corporate governance is important to ensure that Cimpress is managed for the long-term benefit of our stakeholders, including but not limited to our shareholders. The Board has adopted Corporate Governance Guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Cimpress and our stakeholders. The Corporate Governance Guidelines provide a framework for the conduct of the Board’s business.

Among other things, the Corporate Governance Guidelines provide as follows:

•A majority of the members of the Board must be independent directors, except as permitted by Nasdaq rules.

•The Board should focus on, and develop a strategy for, long-term value creation by Cimpress.

•The non-employee directors must meet at least twice per year in executive session without any members of Cimpress' management to discuss, among other matters, the performance of our Chief Executive Officer.

•The Board has full and free access to management and employees and the authority to hire and consult with independent advisors.

•The Board must have at all times an Audit Committee, Compensation Committee, and Nominating Committee composed of non-employee directors who meet the independence and other criteria set forth in Nasdaq rules.

•On an annual basis or such other frequency as the Board determines, the Board must conduct a self-evaluation to determine whether it and its committees are functioning effectively.

You can find our Corporate Governance Guidelines, our Code of Business Conduct, and the charters for our Audit Committee, Compensation Committee and Nominating Committee on our Investor Relations website at ir.cimpress.com, or you can request copies of these documents by emailing us at ir@cimpress.com or writing to Investor Relations, c/o Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA.

Code of Business Conduct

We have adopted a written code of business conduct that applies to our Board, officers, and employees, a current copy of which is posted on the Corporate Governance page of ir.cimpress.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Insider Trading Policy

Our Board of Directors has adopted an Insider Trading Policy, which is filed as an exhibit to our Annual Report on Form 10-K, that governs the purchase, sale, and other dispositions of Cimpress' securities by our executive officers, directors, and employees and that is reasonably designed to promote compliance with insider trading laws, rules, and regulations and Nasdaq listing standards. Our Insider Trading Policy prohibits Cimpress' executive officers, directors, and employees from engaging in any derivative or hedging transactions in Cimpress securities, including but not limited to short sales, put options, call options, collars, futures contracts, forward contracts, and swaps.

Determination of Independence

Under Nasdaq rules, members of our Board qualify as “independent directors” only if, in the opinion of the Board, they do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that none of its members other than Robert Keane, our Chief Executive Officer, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that all of the non-employee directors are “independent directors” as defined under Nasdaq's Marketplace Rules.

Oversight of Risk

Our Board has responsibility for risk oversight, and the full Board or its relevant committees regularly conduct reviews of certain risk areas. In addition, based on an internal risk assessment, we believe that any risks arising from our compensation programs for our employees are not reasonably likely to have a material adverse effect on Cimpress.

Board Leadership Structure

The chair of our Board of Directors is Robert Keane, who is also our Chief Executive Officer. We believe that combining the roles of chairperson and chief executive officer is appropriate for Cimpress given the small size of our Board. We believe that appointing a separate lead director as chair, or in addition to a chair, would add unnecessary process for a Board of five directors and could impede the Board's decision-making process.

Board Nomination Process

The process that our Nominating Committee follows to identify and evaluate candidates for members of our Board includes requests to its members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of nominees, the Nominating Committee applies, among other things, the criteria for Board members set forth as an attachment to the Nominating Committee Charter. These criteria include among others the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of any conflicts of interest, and ability to act in the interests of all of Cimpress' stakeholders. In addition, the Charter specifies that nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law and that the Nominating Committee and Board should consider the value of diversity on the

Board. The Committee does not assign specific weights to particular criteria, and no particular criterion other than integrity and good character is a prerequisite for each prospective nominee.

We believe that the backgrounds and qualifications of the members of our Board, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Accordingly, the Nominating Committee seeks nominees with a broad diversity of experience, professions, skills and backgrounds.

Shareholders may recommend individuals to the Nominating Committee for consideration as potential candidates for the Board by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our ordinary shares for at least a year as of the date such recommendation is made, to Nominating Committee, c/o General Counsel, Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA. If appropriate biographical and background material has been provided on a timely basis, the Nominating Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Report of the Audit Committee

The Audit Committee has reviewed Cimpress' audited consolidated financial statements for the fiscal year ended June 30, 2023 and has discussed these financial statements with Cimpress' management and PricewaterhouseCoopers LLP, our independent registered public accounting firm for fiscal year 2023.

The Audit Committee has also received from, and discussed with, PwC various communications that PwC is required to provide to the Audit Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and in effect for Cimpress' fiscal year 2023. The Audit Committee has discussed with the independent registered public accounting firm its independence from Cimpress. The Audit Committee also considered whether the provision of other, non-audit related services referred to under the heading “Independent Registered Public Accounting Firm Fees and Other Matters” under Proposal 5 is compatible with maintaining the independence of our registered public accounting firm.

Based on its discussions with, and its review of the representations and information provided by, management and PwC, the Audit Committee recommended to the Board that the audited financial statements be included in Cimpress' Annual Report on Form 10-K for the fiscal year ended June 30, 2023.

This Audit Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates this Report.

Audit Committee of the Board of Directors
Dessislava Temperley, Chairman
Zachary S. Sternberg
Scott J. Vassalluzzo

Certain Relationships and Related Transactions

Policies and Procedures for Related Person Transactions

We have a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are a participant, the amount involved exceeds $25,000, and a related person has a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. A related person is any person who is or was a Cimpress executive officer or member of our Board of Directors at any time since the beginning of our most recently completed fiscal year, the beneficial holder of more than 5% of any class of our voting securities, or an immediate family member of anyone described in this sentence.

All potential related person transactions that we propose to enter into must be reported to our Chief Legal Officer (CLO, who is currently our General Counsel) or Chief Accounting Officer (CAO), who will determine whether each reported transaction qualifies as a related person transaction. If so, then the CLO and CAO will submit the transaction for review and approval by our Audit Committee. If our CLO and CAO determine that advance approval of a related person transaction by the full Audit Committee is not practicable under the circumstances, then they will submit the transaction to the Audit Committee chair for review and approval, and the full Audit Committee will review and ratify the related person transaction at the next Committee meeting.

In addition, the Audit Committee will review annually any previously approved or otherwise already existing related person transaction that is ongoing in nature to ensure that such related person transaction has been conducted in accordance with the Audit Committee’s previous approval, if any, and that all required disclosures regarding the related person transaction are made.

When considering a proposed related person transaction, the Audit Committee will review and consider, to the extent appropriate for the circumstances:

•the related person’s interest in the related person transaction;

•the approximate dollar value of the amount involved in the related person transaction;

•the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•whether the transaction was undertaken in the ordinary course of business;

•whether the transaction with the related person is entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•the purpose of, and the potential benefits to us of, the transaction; and

•any other information regarding the related person transaction or the related person that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee will review all relevant information available to it about the related person transaction. The Audit Committee may approve or ratify the related person transaction only if the Committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with our best interests. The Committee may, in its sole discretion, impose conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

In addition, under our Corporate Governance Guidelines, any director who has a conflict of interest is required to disclose that conflict to the Chairman, full Board, or General Counsel and to abstain from voting on any resolution involving, or participating in any discussion of, the conflict.

We did not have any related person transactions, as defined by SEC rules, during fiscal year 2023.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2023, Ms. Gasperment and Messrs. Sternberg and Vassalluzzo served as members of our Compensation Committee. None of these directors has ever been an officer or employee of Cimpress or any of our subsidiaries, and during fiscal year 2023, no Compensation Committee member had any relationship with us requiring disclosure under SEC rules.

During fiscal year 2023, none of our executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of our Board or Compensation Committee.

Communicating with the Board

Our Board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The chair of the Nominating Committee, with the assistance of Cimpress' General

Counsel, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as its members consider appropriate.

The chair of the Nominating Committee will forward communications to the full Board if the communications relate to substantive matters and include suggestions or comments that he considers to be important for the directors to know. In general, the chair is more likely to forward communications relating to corporate governance and corporate strategy than communications relating to ordinary business affairs, personal grievances, and matters as to which Cimpress may receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to our Board should address such communications to:

Board of Directors
c/o Corporate Secretary, Cimpress plc
275 Wyman Street
Waltham, MA 02451
USA

COMPENSATION OF OUR BOARD OF DIRECTORS

We use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve as members of our Board of Directors. When considering the compensation of our directors, our Compensation Committee considers the significant amount of time that directors expend in fulfilling their duties to Cimpress and the skill level that we require of our Board members. For fiscal year 2023, our director compensation program was as follows:

Cash Compensation for Directors
All directors (including Mr. Keane)	$100,000 retainer per fiscal year
Chair of the Audit Committee	Additional $25,000 retainer per fiscal year

Equity Compensation for Directors
Incumbent non-employee directors	$125,000 of RSUs annually in connection with Cimpress' annual general meeting of shareholders, so long as they remain a director following that annual general meeting
Newly appointed non-employee directors	$150,000 of RSUs in connection with their initial appointment to the Board

The RSU awards granted to our non-employee directors in fiscal year 2023 vest as to 25% on November 15, 2023 and as to an additional 25% on the following three anniversaries of that date.

Non-Employee Director Compensation Table

The following table contains information about the compensation earned by our non-employee directors in the fiscal year ended June 30, 2023:

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	Total ($)
Sophie A. Gasperment	100,000	125,000	225,000
Zachary S. Sternberg	100,000	125,000	225,000
Dessislava Temperley	125,000	125,000	250,000
Scott J. Vassalluzzo	100,000	125,000	225,000
_____________

(1)	The amounts reported in this column represent a dollar amount equal to the grant date fair value of the RSUs as computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023.
In addition, at June 30, 2023, our non-employee directors held the following outstanding equity compensation awards:

•	Ms. Gasperment held 6,753 3YMA-based PSUs and 5,564 RSUs.

•	Mr. Sternberg held 5,128 3YMA-based PSUs and 5,564 RSUs.

•	Ms. Temperley held 6,870 RSUs.

•	Mr. Vassalluzzo held 6,239 3YMA-based PSUs, 5,564 RSUs, and unexercised share options to purchase an aggregate of 5,298 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our ordinary shares as of September 20, 2023 by:

•each shareholder we know to own beneficially more than 5% of our outstanding ordinary shares;

•each member of our Board of Directors;

•our named executive officers who are listed in the Summary Compensation Table in this proxy statement; and

•all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Ordinary Shares Beneficially Owned(2)	Percent of Ordinary Shares Beneficially Owned(3)
ArrowMark Colorado Holdings, LLC (4)	1,682,569	6.3%
100 Fillmore Street, Suite 325
Denver, CO 80206 USA

Janus Henderson Group plc (5)	2,648,346	10.0
201 Bishopsgate
EC2M 3AE London UK

Prescott General Partners LLC	3,906,492	14.7
2200 Butts Road, Suite 320
Boca Raton, FL 33431 USA

Thomas W. Smith	1,606,329	6.0
2200 Butts Road, Suite 320
Boca Raton, FL 33431 USA

The Spruce House Partnership LLC	2,358,904	8.9
435 Hudson Street, 8th Floor
New York, NY 10014 USA

The Vanguard Group (6)	1,549,738	5.8
100 Vanguard Blvd.
Malvern, PA 19355 USA

Named Executive Officers and Directors
Robert S. Keane (7)	2,173,244	8.2

Florian Baumgartner (8)	46,022	*

Sophie A. Gasperment (8)	2,357	*

Sean E. Quinn (8)	38,447	*

Zachary S. Sternberg (8)(9)	2,376,464	8.9

Dessislava Temperley (8)	2,165	*

Scott J. Vassalluzzo (8)(10\)	78,322	*

Maarten Wensveen (8)	45,456	*

All current executive officers and directors as a group (8 persons) (8)	4,762,477	17.9%
_____________

*	Less than 1%

(1)
Unless otherwise indicated, the address of each executive officer and director is c/o Cimpress plc, First Floor Building 3, Finnabair Business and Technology Park, Dundalk, Co. Louth A91 XR61, Ireland.

(2)	For each person or entity in the table above, the “Number of Shares Beneficially Owned” column may include ordinary shares attributable to the person or entity because of that holder’s voting or investment power or other relationship, as determined under SEC rules. Under these rules, a person or entity is deemed to have “beneficial ownership” of any shares over which that person or entity has or shares voting or investment power, plus any shares that the person or entity may acquire within 60 days of September 20, 2023 (i.e., November 19, 2023), including through the exercise of share options or the vesting of RSUs. Unless otherwise indicated, each person or entity referenced in the table has sole voting and investment power over the shares listed or shares such power with his or her spouse. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.

(3)	The percentage ownership for each shareholder on September 20, 2023 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) 26,582,811, the number of ordinary shares outstanding on September 20, 2023, plus any shares issuable to the shareholder within 60 days after September 20, 2023 (i.e., November 19, 2023), including RSUs that vest and share options that are exercisable on or before November 19, 2023.

(4)	This information is based solely upon a Schedule 13G that the shareholder filed with the SEC on February 15, 2023.

(5)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 10, 2023.

(6)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 9, 2023.

(7)	Includes an aggregate of 2,172,444 shares held by trusts established for the benefit for Mr. Keane or members of his immediate family, entities wholly owned by such trusts, and a charitable entity established by Mr. Keane and his spouse. Mr. Keane and his spouse disclaim beneficial ownership of the shares owned by the trusts and other entities except to the extent of their pecuniary interest therein.

(8)
Includes the number of shares that each named executive officer and director listed below has the right to acquire under share options and RSUs that vest on or before November 19, 2023:

•Mr. Baumgartner: 20,572 shares
•Ms. Gasperment: 1,479 shares
•Mr. Quinn: 25,487 shares
•Mr. Sternberg: 1,479 shares
•Ms. Temperley: 1,479 shares
•Mr. Vassalluzzo: 6,777 shares
•Mr. Wensveen: 20,614 shares

(9)	Includes 2,358,904 shares held by The Spruce House Partnership LLC. The general partner of The Spruce House Partnership LLC is Spruce House Capital LLC, of which Mr. Sternberg is a managing member. Mr. Sternberg disclaims beneficial ownership of the shares held by The Spruce House Partnership LLC except to the extent of his pecuniary interest therein.

(10)	Includes 1,958 shares held in investment accounts established for the benefit of certain family members, with respect to which Mr. Vassalluzzo disclaims beneficial ownership except to the extent of his pecuniary interest therein.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, our shareholders will consider and act upon the seven proposals listed in the Notice of Annual General Meeting of Shareholders that appears on the first page of this proxy statement.

Who can vote?

To be able to vote on the matters listed in the Notice of Annual General Meeting of Shareholders on the first page of this proxy statement, you must have held ordinary shares of Cimpress at the close of business on October 12, 2023, which is the record date for the annual meeting. Shareholders of record at the close of business on October 12, 2023 are entitled to vote on each proposal at the meeting. The number of outstanding ordinary shares entitled to vote on each proposal at the meeting is [__________]. Currently, there are no outstanding preferred shares of Cimpress.

How many votes do I have?

Each ordinary share of Cimpress that you owned on the record date entitles you to one vote on each matter that is voted on at the annual meeting.

Is my vote important?

Your vote is important regardless of how many ordinary shares you own. Please take a moment to read the instructions below, vote your shares, and submit your proxy as soon as possible to ensure that your shares are represented and voted at the annual meeting.

How do I vote?

If you are a holder of record and your shares are not held in “street name” by a bank or brokerage firm, you may vote by using any of the following methods:

•by telephone using the toll-free telephone number shown on the proxy card or Notice of Internet Availability

•through the Internet as instructed on the proxy card or Notice of Internet Availability

•if you received proxy materials by mail or if you request a paper proxy card by telephone or through the Internet, by completing and signing the proxy card and promptly returning it in the envelope provided to Proxy Services c/o Computershare Investor Services, PO Box 505000, Louisville, KY 40233-9814 USA (which will be forwarded electronically to Cimpress' registered office in Ireland), or by mailing or otherwise depositing it at our registered office in Ireland

•by attending the meeting and voting in person

For your vote to be counted at the meeting, your proxy must be received no later than 4:00 p.m. Eastern Standard Time on December 13, 2023, the last business day before the meeting (or if the meeting is adjourned or postponed, the last business day before the adjourned or postponed meeting).

If the shares you own are held in street name by a bank or brokerage firm, then your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Many banks and brokerage firms offer the option of voting by mail, over the Internet, or by telephone, which will be explained in the voting instruction form you receive from your bank or brokerage firm.

The shares you own will be voted according to the instructions you return to Computershare Trust Company or your bank or brokerage firm. If you are a holder of record and sign and return the proxy card, but do not give any instructions on a particular matter to be voted on as described in this proxy statement, then the shares you own will be voted in accordance with the recommendations of our Board of Directors. If your shares are held in street name at a broker, your broker may under certain circumstances vote your shares on “routine” matters if you do not timely provide voting instructions in accordance with the instructions provided by them. However, if you do not provide timely instructions, your broker does not have the authority to vote on any “non-routine” proposals at the annual meeting and a “broker non-vote” will occur. “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote such shares on a particular matter.

Can I change my vote or revoke my proxy after I have mailed my proxy card?

Yes. If your shares are held in street name by a bank or brokerage firm and you wish to revoke or change your voting instructions, then you must follow the directions you receive from your bank or brokerage firm. If you are a holder of record and your shares are not held in street name, then you can revoke your proxy and change your vote by doing any one of the following things:

•signing another proxy card with a later date and delivering the new proxy card to Proxy Services c/o Computershare Investor Services, PO Box 505000, Louisville, KY 40233-9814 USA no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting (or if the meeting is adjourned or postponed, the last business day before the adjourned or postponed meeting);

•delivering written notice to Proxy Services c/o Computershare Investor Services, PO Box 505000, Louisville, KY 40233-9814 USA no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting that you want to revoke your proxy (or if the meeting is adjourned or postponed, the last business day before the adjourned or postponed meeting); or

•voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

How do I attend the meeting and vote in person?

If you wish to attend our annual meeting in Dublin, Ireland in person, we request that you notify us in advance, if possible, by sending our Associate General Counsel written notice at the offices of our subsidiary Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA. If you need directions to the meeting, please contact Investor Relations by email at ir@cimpress.com or by phone at +1 781-652-6480. You will need to present the proxy card that you received, together with a form of personal photo identification, in order to be admitted.

If you wish to attend the meeting and your shares are held in street name by a bank or brokerage firm, then you must bring with you to the meeting an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting. To be able to vote your shares held in street name at the meeting, you will need to obtain a legal proxy from the holder of record, i.e., your bank or brokerage firm.

What vote is required?

Under Cimpress' Constitution, holders of at least a majority of our outstanding ordinary shares must be represented at the annual meeting to constitute a quorum, and the following vote is required to approve each of the proposals described in this proxy statement, in each case assuming a quorum is present:

•Proposal 3 (advisory “say on pay”):  This proposal requires the approval of at least a majority of votes cast at the annual meeting. This vote is non-binding and advisory in nature, but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

•Proposal 4 (authorize our Board to opt out of statutory preemption rights): This proposal requires the approval of at least 75% of the votes cast at the annual meeting.

•Proposal 7 (advisory "say on frequency"): . This vote is non-binding and advisory in nature, but our Board will take into account the outcome of the vote and expects to adopt the frequency that receives the greatest level of support from our shareholders.

•All other proposals: These proposals require the approval of at least a majority of votes cast at the annual meeting.

For all proposals, Irish law provides that ordinary shares represented at the meeting and abstaining from voting will count as shares present at the meeting for the purpose of determining whether there is a quorum but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as shares present at the meeting or for the purpose of determining the number of votes cast. “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

How will votes be counted?

Each ordinary share will be counted as one vote according to the instructions contained on a properly completed proxy or on a ballot voted in person at the meeting. Abstentions and broker non-votes are not counted as either votes in favor of a proposal or votes against a proposal and therefore have no impact on the voting, although abstentions do count for the purpose of determining the size of the quorum.

Who will count the votes?

Computershare Trust Company, Inc., our transfer agent, will count, tabulate, and certify the votes.

How does the Board of Directors recommend that I vote on the proposals?

Our Board recommends that you vote FOR Proposals 1 through 6 and for a frequency of every 1 YEAR on Proposal 7.

Do the executive officers or directors have any substantial interests in these proposals?

No, our executive officers and directors do not have any substantial direct or indirect interests in the proposals, except to the extent of their ownership of our ordinary shares or their own appointment to the Board of Directors.

Will any other business be conducted at the meeting or will other matters be voted on?

Our Board does not know of any other matters that may come before the meeting. If any other matter properly comes before the meeting, then, to the extent permitted by applicable law, the persons named in the proxy card that accompanies this proxy statement may exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

Within four business days after the annual meeting, we will report the voting results on a Current Report on Form 8-K that we will file with the SEC.

How and when may I submit a shareholder proposal, including a shareholder nomination for a Board position, for the 2024 annual general meeting?

Because we are an Irish public limited company whose shares are traded on a U.S. securities exchange, both U.S. and Irish rules and timeframes will apply if you wish to submit a candidate to be considered for election to our Board of Directors at our 2024 annual general meeting or if you wish to submit another kind of proposal for consideration by shareholders at our 2024 annual general meeting.

Under our Constitution, in order to nominate a candidate for election as a director or bring other business before our 2024 annual general meeting, you must deliver notice of the matter, in compliance with the Constitution, to the address listed below no earlier than 120 calendar days and no later than 90 calendar days before the first anniversary of the 2023 annual meeting. However, if the date of our 2024 annual general meeting is more than 30 calendar days before or more than 60 calendar days after the first anniversary of the 2023 annual meeting, you must deliver the required notice no earlier than 120 calendar days before the 2024 annual general meeting and no later than the later of 90 calendar days before the 2024 annual general meeting or five calendar days after the day on we first publicly announce the date of our 2024 annual general meeting.

Under U.S. securities laws, if you wish to have a proposal included in our proxy statement for the 2024 annual general meeting, then in addition to the above requirements, you also need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, and we must receive your proposal at our office in Dundalk, Ireland as set forth below no later than [________], 2024.To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice at our office in Dundalk, Ireland as set forth below no later than [ ], 2024, and the notice must set forth the information required by Rule 14a-19 under the Securities Exchange Act.

Any proposals, nominations or notices under our Constitution or pursuant to Rule 14a-8 or 14a-19 should be sent to:

Secretary, Cimpress plc
First Floor Building 3, Finnabair Business and Technology Park
Dundalk, Co. Louth, A91 XR61
Ireland

With a copy to:
Associate General Counsel
Cimpress USA Incorporated
275 Wyman Street
Waltham, MA 02451
USA

What are the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. We have retained Alliance Advisors for a fee of $12,500 plus expenses to assist us in soliciting proxies from our shareholders and to verify certain records relating to the solicitation. We and our directors, officers, and selected other employees may also solicit proxies by mail, telephone, e-mail, or other means of communication. Directors, officers, and employees who help us in soliciting proxies will not be specially compensated for those services, but they may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their solicitation. We will request brokers, custodians, and fiduciaries to forward proxy soliciting material to the owners of our ordinary shares that they hold in their names and will reimburse these entities for their out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may be sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us by emailing ir@cimpress.com, writing us at Investor Relations, Cimpress, 275 Wyman Street, Waltham, MA 02451 USA, or calling us at telephone no. +1 781-652-6480. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder if you hold your shares in street name, or you may contact us per the above if you are a holder of record.

APPENDIX A

Form of Proxy

☒ Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Proposals - The Board of Directors recommends that you vote FOR proposals 1-6 and for "1 Year" on Proposal 7.

	FOR	AGAINST	ABSTAIN
(1) Reappoint Sophie A. Gasperment to Cimpress' Board of Directors to serve for a term of three years.	☐	☐	☐
(2) Approve, on a non-binding, advisory basis, the compensation of Cimpress' named executive officers, as described in the company's proxy statement.	☐	☐	☐
(3) Renew authority of Cimpress' Board of Directors to issue authorized but unissued ordinary shares of Cimpress plc.	☐	☐	☐
(4) Renew authority of Cimpress' Board of Directors to opt out of statutory preemption rights.	☐	☐	☐
(5) Reappoint PricewaterhouseCoopers Ireland as Cimpress' statutory auditor under Irish law.	☐	☐	☐
(6) Authorize Cimpress' Board of Directors or Audit Committee to determine the remuneration of PricewaterhouseCoopers Ireland.	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
(7) Vote on a non-binding "say on frequency" proposal regarding how often to hold future advisory votes on executive compensation (every one, two or three years).	☐	☐	☐	☐

I plan on attending the meeting ☐

Authorized Signatures - This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date: ______________________________, 2023

____
Signature

____
Signature (if held jointly)

CONTROL NUMBER

→ [ ]

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.
A proxy submitted by a shareholder of record by mail must be received by December 13, 2023.
Internet and telephone voting is available through December 13, 2023 at 11:59 PM Eastern Standard Time.

CONTROL NUMBER

→ [ ]

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/CMPR

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Submit Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign and date your proxy card, then detach it, and return it in the postage-paid envelope provided.